OFFER TO PURCHASE FOR CASH
1,462,640 ORDINARY SHARES
of
GIVEN IMAGING LTD.
at
$16.54 NET PER SHARE
by
ELRON ELECTRONIC INDUSTRIES LTD.
IN AN OFFER BEING CONDUCTED IN THE UNITED STATES AND ISRAEL

THE INITIAL OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK TIME, OR 5:00 P.M., ISRAEL TIME, ON MONDAY, JUNE 16, 2008, UNLESS THE OFFER IS EXTENDED.

We, Elron Electronic Industries Ltd., a company organized under the laws of the State of Israel, are offering to purchase 1,462,640 ordinary shares, NIS 0.05 par value per share, of Given Imaging Ltd., or Given Imaging shares, at the price of $16.54 per Given Imaging share, net to you (subject to withholding taxes, as applicable), in cash, without interest. As of April 8, 2008, there were 29,252,785 Given Imaging shares issued and outstanding.

THE OFFER IS SUBJECT TO THE CONDITIONS DESCRIBED IN SECTION 11. THE PRINCIPAL CONDITIONS ARE THAT:

—

GIVEN IMAGING SHARES THAT REPRESENT AT LEAST 5.0% OF THE ISSUED AND OUTSTANDING GIVEN IMAGING SHARES (CURRENTLY, AT LEAST 1,462,640 GIVEN IMAGING SHARES) ON THE INITIAL COMPLETION DATE (AS DEFINED BELOW) ARE VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE COMPLETION OF THE INITIAL OFFER PERIOD (AS DEFINED BELOW), SUCH THAT FOLLOWING THE CONSUMMATION OF THE OFFER WE WILL BENEFICIALLY OWN APPROXIMATELY 32.4% OF THE ISSUED AND OUTSTANDING GIVEN IMAGING SHARES OR, WHEN TAKEN TOGETHER WITH THE ISSUED AND OUTSTANDING GIVEN IMAGING SHARES OWNED BY OUR AFFILIATES, WE WILL BENEFICIALLY OWN APPROXIMATELY 48.5% OF THE ISSUED AND OUTSTANDING GIVEN IMAGING SHARES; AND

—

IN ACCORDANCE WITH ISRAELI LAW, AT THE COMPLETION OF THE INITIAL OFFER PERIOD, THE AGGREGATE NUMBER OF GIVEN IMAGING SHARES VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN (EXCLUDING THE GIVEN IMAGING SHARES HELD BY US, CERTAIN OF OUR AFFILIATES OR CERTAIN OF GIVEN IMAGING’S AFFILIATES) MUST EXCEED THE AGGREGATE NUMBER OF GIVEN IMAGING SHARES REPRESENTED BY NOTICES OF OBJECTION TO THE CONSUMMATION OF THE OFFER.

THE OFFER IS NOT CONDITIONED ON THE AVAILABILITY OF FINANCING OR THE APPROVAL OF THE BOARD OF DIRECTORS OF GIVEN IMAGING LTD. PLEASE READ SECTION 11, WHICH SETS FORTH IN FULL THE CONDITIONS TO THE OFFER.

IF MORE THAN 5.0% OF THE ISSUED AND OUTSTANDING GIVEN IMAGING SHARES ARE VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN IN THE UNITED STATES AND ISRAEL IN THE AGGREGATE, WE WILL PURCHASE 5.0% OF THE ISSUED AND OUTSTANDING GIVEN IMAGING SHARES ON A PRO RATA BASIS FROM ALL TENDERING SHAREHOLDERS, SO THAT WE WOULD PURCHASE NO MORE THAN 5.0% OF THE ISSUED AND OUTSTANDING GIVEN IMAGING SHARES (CURRENTLY 1,462,640 GIVEN IMAGING SHARES).

THE INITIAL PERIOD OF THE OFFER WILL EXPIRE AT 10:00 A.M., NEW YORK TIME, OR 5:00 P.M., ISRAEL TIME, ON MONDAY, JUNE 16, 2008, UNLESS THE INITIAL PERIOD OF THE OFFER IS EXTENDED. WE REFER TO THIS PERIOD, AS MAY BE EXTENDED, AS THE INITIAL OFFER PERIOD. UPON THE TERMS OF, AND SUBJECT TO THE CONDITIONS TO, THE OFFER, IF PRIOR TO THE COMPLETION OF THE INITIAL OFFER PERIOD, ALL THE CONDITIONS TO THE OFFER ARE SATISFIED OR, SUBJECT TO APPLICABLE LAW, WAIVED BY US, WE WILL PROVIDE YOU WITH AN ADDITIONAL FOUR CALENDAR-DAY PERIOD, UNTIL 10:00 A.M., NEW YORK TIME, OR 5:00 P.M., ISRAEL TIME, ON FRIDAY, JUNE 20, 2008, DURING WHICH YOU MAY TENDER YOUR GIVEN IMAGING SHARES, BUT MAY NOT WITHDRAW VALIDLY TENDERED GIVEN IMAGING SHARES. WE REFER TO THIS ADDITIONAL PERIOD AS THE ADDITIONAL OFFER PERIOD. THE EXPIRATION OF THE ADDITIONAL OFFER PERIOD WILL CHANGE IF WE DECIDE TO EXTEND THE INITIAL OFFER PERIOD. See Section 1 and Section 11.

On May 14, 2008, we received a letter from DIC indicating that DIC did not intend to tender Given Imaging shares that it owned in the offer. On May 14, 2008, we received substantially identical letters from Arie Mientkavich, our chairman, and Doron Birger, our president and chief executive officer, both of whom serve as directors on Given Imaging’s board of directors, indicating that they did not intend to tender Given Imaging shares that they beneficially owned in the offer.

The Given Imaging shares are listed on the Nasdaq Global Market, or Nasdaq, and on the Tel Aviv Stock Exchange Ltd., or the TASE, in each case under the ticker symbol “GIVN.” On May 15, 2008, the last trading day before commencement of the offer, the closing sale price of the Given Imaging shares was $15.75 on Nasdaq and NIS 54.49 ($15.91 based on an exchange rate of NIS 3.42 per U.S. dollar as of May 15, 2008) on the TASE. We encourage you to obtain current market quotations for the Given Imaging shares before deciding whether to tender your Given Imaging shares. See Section 6.

In the United States, the Information Agent for the offer is:
MacKenzie Partners, Inc.
In Israel, information concerning the offer is available from our legal counsel:
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

May 16, 2008

IMPORTANT

The offer is being conducted simultaneously in the United States and Israel. Pursuant to the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder relating to tender offers, to which we collectively refer as the Israeli Securities Law, we have filed this offer to purchase together with a cover statement in the Hebrew language with the Israeli Securities Authority, or the ISA, and the Tel Aviv Stock Exchange Ltd., or the TASE. We have also filed an English translation of the cover statement from the Hebrew language as an exhibit to the Schedule TO that we filed with the United States Securities and Exchange Commission, or the SEC.

The offer has not been approved or disapproved by the SEC, any state securities commission or the ISA, nor has the SEC, any state securities commission or the ISA passed upon the fairness or merits of the offer or upon the accuracy or adequacy of the information contained in this offer to purchase. Any representation to the contrary is a criminal offense.

We have not authorized any person to make any recommendation on our behalf as to whether you should or should not tender your Given Imaging shares in the offer. You should rely only on the information contained in this offer to purchase and the other related documents delivered to you or to which we have referred you. We have not authorized any person to give any information or to make any representation in connection with the offer, other than those contained in this offer to purchase and the other related documents delivered to you or to which we have referred you. If anyone makes any recommendation or representation to you or gives you any information, you must not rely on that recommendation, representation or information as having been authorized by us.

Holders of Given Imaging shares who hold their Given Imaging shares through a TASE member, or who are named as holders of Given Imaging shares in the Register of Shareholders of Given Imaging Ltd. in Israel, should tender their Given Imaging shares to Clal Finance Batucha Investment Management Ltd., who, with its affiliates, serves as the Israeli Depositary, pursuant to the applicable instructions in Section 3. All other holders of Given Imaging shares should tender their Given Imaging shares to American Stock Transfer & Trust Company, the U.S. Depositary (which we refer to, together with the Israeli Depositary, as the Depositaries), pursuant to the applicable instructions in Section 3. For the addresses and telephone numbers of our Depositaries, see the back cover of this offer to purchase.

Section 3 also describes a right that shareholders have to object to the offer.

Upon the terms of, and subject to the conditions to, the offer (including any terms of, and conditions to, any extension or amendment), subject to proration, we will accept for payment and pay for the Given Imaging shares that are validly tendered and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on Monday, June 16, 2008, unless and until we extend the period of time during which the initial period of the offer is open. This period, as may be extended, is referred to as the Initial Offer Period, and the date of completion of the Initial Offer Period is referred to as the Initial Completion Date. We will publicly announce in accordance with applicable law, and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by us. As required by Israeli law, if the conditions to the offer are satisfied or, subject to applicable law, waived by us, then if, with respect to each Given Imaging share owned by you,

—	you have not yet responded to the offer,

—	you have notified us of your objection to the offer, or

—	you have validly tendered such Given Imaging share but have properly withdrawn your tender during the Initial Offer Period,

then you will be afforded an additional four calendar-day period, until 10:00 a.m., New York time, or 5:00 p.m., Israel time, on Friday, June 20, 2008, during which you may tender each such Given Imaging share, but may not withdraw validly tendered Given Imaging shares. We refer to this additional period as the Additional Offer Period. The date of completion of the Additional Offer

Period will change if we decide to extend the Initial Offer Period. Given Imaging shares tendered during the Initial Offer Period may be withdrawn at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, but not during the Additional Offer Period. See Section 1, Section 4 and Section 11.

Any questions and requests for assistance may be directed to MacKenzie Partners, Inc., our Information Agent in the United States, or Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., our legal counsel in Israel, at their addresses and telephone numbers set forth on the back cover of this offer to purchase.

Additional copies of this offer to purchase, the Letter of Transmittal and other related materials may be obtained from the Information Agent or the Israeli Depositary upon request.

Unless the context otherwise requires, all references in this offer to purchase to “Elron,” “us,” “we,” and “our” are to Elron Electronic Industries Ltd., all references to “Given Imaging” are to Given Imaging Ltd., all references to “Nasdaq” are to the Nasdaq Global Market, all references to “TASE” are to the Tel Aviv Stock Exchange Ltd., all references to “dollars” or “$” are to U.S. dollars, all references to “NIS” are to New Israeli Shekel, and all references to the “Israeli Companies Law” are to the Israeli Companies Law 5759-1999.

Unless the context otherwise requires, the percentages of the issued and outstanding Given Imaging shares stated throughout this offer to purchase are based on 29,252,785 Given Imaging shares issued and outstanding as of April 8, 2008, which includes vested restricted Given Imaging shares issued under the 2003 Plan and the 2006 Equity Incentive Plan of Given Imaging.

Unless otherwise indicated or the context otherwise requires, for purposes of this offer to purchase, (i) an “Israeli business day” means any day other than a Friday, Saturday, or any other day on which the banks in both Israel and the United States are permitted not to be open for business and (ii) a “U.S. business day” means any day other than a Saturday, Sunday, U.S. federal holiday or any other day on which the banks in the United States are permitted not to be open for business.

SUMMARY TERM SHEET

This summary term sheet is a brief summary of the material provisions of this offer to purchase 1,462,640 ordinary shares of Given Imaging, par value NIS 0.05 per share (which we refer to as Given Imaging shares) being made by Elron, and is meant to help you understand the offer. This summary term sheet is not meant to be a substitute for the information contained in the remainder of this offer to purchase, and the information contained in this summary term sheet is qualified in its entirety by the fuller descriptions and explanations contained in the later pages of this offer to purchase. The following are some of the questions you, as a shareholder of Given Imaging, may have about us and the offer and answers to those questions. We recommend that you read carefully this entire offer to purchase, the Letter of Transmittal and other related documents delivered to you prior to making any decision regarding whether to tender your shares.

Who is offering to buy my securities?

—

We, Elron Electronic Industries Ltd., are an Israeli company founded in 1962 and headquartered in Israel. Our shares are listed on the Nasdaq Global Select Market and the TASE, in each case under the ticker symbol “ELRN.” We are a high technology holding company that operates through subsidiaries and affiliated companies referred to as our group companies. We have been a major force in the development of Israeli high technology industry by building Israeli and Israel-related companies with technologies in the fields of medical imaging, advanced defense electronics, telecommunications, semiconductors and software products and services and today operate through our group companies in the fields of medical devices, information and communications technology, clean technology and semi-conductors. We are 48.6% owned by Discount Investment Corporation Ltd., or DIC, a holding company incorporated in Israel whose shares are listed on the TASE under the ticker symbol “DISI.” DIC is a majority owned subsidiary of IDB Holding Corporation Ltd., or IDBH, a holding company incorporated in Israel whose shares are listed on the TASE under the symbol “IDBH.” See Section 9.

How many shares are sought in the offer?

—

Subject to certain conditions, we are offering to purchase 1,462,640 Given Imaging shares, so as to increase our ownership percentage therein from approximately 27.4% to approximately 32.4% of the issued and outstanding Given Imaging shares or, when taken together with the issued and outstanding Given Imaging shares owned by our affiliates, from approximately 43.5% to approximately 48.5% of the issued and outstanding Given Imaging shares. See Section 1.

—	If more than 5.0% of the issued and outstanding Given Imaging shares (currently 1,462,640 Given Imaging shares) are validly tendered and not properly withdrawn, we will purchase

i

5.0% of the issued and outstanding Given Imaging shares on a pro rata basis from all shareholders who have validly tendered their Given Imaging shares in the Initial Offer Period and the Additional Offer Period and have not properly withdrawn their Given Imaging shares before the completion of the Initial Offer Period, so that we would purchase no more than 5.0% of the issued and outstanding Given Imaging shares. The number of Given Imaging shares that we will purchase from each tendering shareholder will be based on the total number of Given Imaging shares validly tendered by all shareholders in the Initial Offer Period and the Additional Offer Period and not properly withdrawn before the completion of the Initial Offer Period. You may only withdraw previously tendered shares prior to the completion of the Initial Offer Period. See Section 1 and Section 4.

Why are you making the offer?

—

We are making the offer to increase our interest in Given Imaging because we believe in the long-term potential of Given Imaging and in order to comply with the requirements of Israeli law. Under Israeli law, a purchase of shares of a public company may only be made by way of a “special tender offer” meeting certain requirements if, among other things, as a result of the purchase, the purchaser (together with its affiliates) would own more than 45.0% of the aggregate voting power of the company and no other person owns more than 45.0% of the aggregate voting power of the company. Accordingly, since we beneficially own approximately 43.5% of the issued and outstanding Given Imaging shares, when taken together with the Given Imaging shares owned by our affiliates, in order for us to purchase additional Given Imaging shares that would increase our voting power (together with that of our affiliates) of Given Imaging to more than 45.0%, we are required to conduct the offer as a “special tender offer” meeting the requirements of Israeli law. See “Background to the Offer—Background” and “Background to the Offer—Purpose of the Offer; Reasons for the Offer.”

How much are you offering to pay and what is the form of payment?

—

We are offering to pay $16.54 per Given Imaging share, net to you (subject to withholding taxes, as applicable), in cash, without interest. All shareholders tendering their Given Imaging shares in the offer will be paid solely in U.S. dollars. See “Introduction,” Section 1, Section 2 and, with respect to withholding taxes, Section 5.

What percentage of the Given Imaging shares do you currently own and how much will you own if the offer is completed?

—

We currently beneficially own 8,002,180 Given Imaging shares, representing approximately 27.4% of the issued and outstanding Given Imaging shares or, when taken together with the issued and outstanding shares owned by our affiliates, 12,721,708 Given Imaging shares, representing approximately 43.5% of the issued and outstanding shares of Given Imaging.

—

Following the consummation of the offer, we will purchase 1,462,640 Given Imaging shares and we will beneficially own approximately 32.4% of the issued and outstanding Given Imaging shares, or when taken together with the issued and outstanding Given Imaging shares owned by our affiliates, approximately 48.5% of the issued and outstanding Given Imaging shares. See “Introduction,” “Background to the Offer—Beneficial Ownership of Shares” and Section 11.

What is the market value of my Given Imaging shares as of a recent date?

—

On May 15, 2008, the last full trading day before we commenced the offer, the closing price per Given Imaging share as reported on Nasdaq was $15.75, and as reported on the TASE was NIS 54.49 ($15.91 based on an exchange rate of NIS 3.42 per U.S. dollar as of May 15, 2008). We recommend that you obtain a recent quotation for your Given Imaging shares prior to deciding whether or not to tender your Given Imaging shares. See Section 6.

Do you have the financial resources to pay the purchase price in the offer?

—	Yes. The purchase of the Given Imaging shares in the offer will be financed by our own internal resources and credit lines. The offer is not conditioned on the availability of financing.

—

According to Israeli law, to secure the payment for the Given Imaging shares tendered in the offer, the Israeli Depositary, which is a member of the TASE, has agreed to guarantee our obligation to pay for the Given Imaging shares. To secure this guarantee, we have engaged the Israeli Depositary to act as an escrow agent and, if requested by the Israeli Depositary, will deposit cash into an escrow account in an amount sufficient to pay for the total number of Given Imaging shares that we are offering to purchase. See Section 2 and Section 10.

Can I object to the offer?

—

Yes. Pursuant to Israeli law, you may object to the offer. If you want to notify us of your objection to the offer you must complete and sign the accompanying Notice of Objection and deliver it prior to the completion of the Initial Offer Period on June 16, 2008 (as may be extended) by following the applicable procedures and instructions described in Section 3. You may not object to the offer during the Additional Offer Period. Under Israeli law, since the consummation of the offer will result in our (together with our affiliates) being the beneficial owners of more than 45.0% of the voting power of Given Imaging, the aggregate number of Given Imaging shares validly tendered in the offer and not properly withdrawn at the completion of the Initial Offer Period (excluding the Given Imaging shares held by us, certain of or our affiliates and certain of Given Imaging’s affiliates) must exceed the aggregate number of Given Imaging shares represented by Notices of Objection to the offer. This is one of the conditions to the offer and if it is not met we will be prohibited from purchasing any Given Imaging shares tendered in the offer. See the answer to the question “What are the most significant conditions to the offer?” below, “Background to the Offer—Rights of Shareholders Who Do Not Accept the Offer,” Section 3 and Section 11. For details of the Given Imaging shares held by us and our affiliates, see “Background to the Offer—Beneficial Ownership of Shares.”

What are the most significant conditions to the offer?

The offer is conditioned on, among other things, the following:

—

Given Imaging shares representing at least 5.0% of the issued and outstanding shares of Given Imaging on the Initial Completion Date (currently, at least 1,462,640 Given Imaging shares) must be validly tendered and not properly withdrawn prior to the completion of the Initial Offer Period, such that following the consummation of the offer, we will beneficially own approximately 32.4% of the issued and outstanding Given Imaging shares, or when taken together with the issued and outstanding shares owned by our affiliates, approximately 48.5% of the issued and outstanding Given Imaging shares; and

—

at the completion of the Initial Offer Period, the aggregate number of Given Imaging shares validly tendered in the offer and not properly withdrawn (excluding Given Imaging shares held by us, certain of our affiliates or certain of Given Imaging’s affiliates) must be greater than the aggregate number of Given Imaging shares represented by Notices of Objection to the offer.

The offer is not conditioned on the availability of financing or the approval of the board of directors of Given Imaging.

See “Background to the Offer—Rights of Shareholders Who Do Not Accept the Offer” and Section 11, which sets forth in full the conditions to the offer and describes those conditions to the offer that are waiveable by us.

What will happen if the conditions to the offer are not satisfied?

—

If any condition is not satisfied, we may elect not to purchase, or may be prohibited from purchasing, any Given Imaging shares tendered in the offer, or, subject to applicable law, we may waive such conditions. See “Introduction,” Section 1 and Section 11.

How long do I have to decide whether to tender in the offer?

—

You may tender your Given Imaging shares until 10:00 a.m., New York time, or 5:00 p.m., Israel time, on June 16, 2008 (as may be extended). We refer to this period, as may be extended, as the Initial Offer Period, and the date of completion of the Initial Offer Period is referred to as the Initial Completion Date.

—

We will publicly announce in accordance with applicable law, and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by us. As required by Israeli law, if the conditions to the offer are satisfied or, subject to applicable law, waived by us, then if, with respect to each Given Imaging share owned by you,

—	you have not yet responded to the offer,

—	you have notified us of your objection to the offer, or

—	you have validly tendered such Given Imaging share but have properly withdrawn your tender during the Initial Offer Period,

you will be afforded an additional four calendar-day period following the Initial Completion Date, until 10:00 a.m., New York time, or 5:00 p.m., Israel time, on Friday, June 20, 2008, during which you may tender each such Given Imaging share; however, you may not withdraw previously tendered Given Imaging shares during this additional period. We refer to this additional period as the Additional Offer Period and the date of expiration of the Additional Offer Period is referred to as the Final Expiration Date. The Final Expiration Date will change if we decide to extend the Initial Offer Period. See “Introduction,” Section 1, Section 3 and Section 11.

How do I tender my Given Imaging shares and to which depositary should I tender?

This depends on the manner in which you hold your Given Imaging shares:

—

if you hold your Given Imaging shares through a TASE member or you are named as a holder of the Given Imaging shares in the Register of Shareholders of Given Imaging in Israel, you should tender your Given Imaging shares to the Israeli Depositary by following the applicable procedures and instructions described in Section 3; and

—	All other holders of Given Imaging shares should tender their Given Imaging shares to the U.S. Depositary by following the applicable procedures and instructions described in Section 3.

Can I tender my Given Imaging shares using a guaranteed delivery procedure?

—	No. You may only tender your Given Imaging shares by following the applicable procedures and instructions described in Section 3.

When can I withdraw the Given Imaging shares I tendered in the offer?

—

You may withdraw any previously tendered Given Imaging shares at any time prior to the completion of the Initial Offer Period, but not during the Additional Offer Period. In addition, under U.S. law, tendered Given Imaging shares may be withdrawn at any time after 60 days from the date of the commencement of the offer if the Given Imaging shares have not yet been accepted for payment by us. See Section 1 and Section 4.

When will you pay for the Given Imaging shares tendered in the offer?

—

All of the Given Imaging shares validly tendered in the offer and not properly withdrawn will be paid for promptly following the Final Expiration Date, subject to proration. We expect to make such payment, including in the event that proration of tendered Given Imaging shares is required, within four U.S. business days following the Final Expiration Date. See Section 1, Section 2 and Section 11.

Can the offer be extended, and under what circumstances?

—

We have the right, in our sole discretion, to extend the Initial Offer Period, subject to applicable law. In addition, in certain circumstances, we may be required by law to extend the Initial Offer Period. See Section 1.

How will I be notified if the offer is extended?

—

If we decide to extend the Initial Offer Period, we will inform the Depositaries, the Information Agent and our Israeli legal counsel of that fact. We will also publicly announce the new Initial Completion Date in accordance with applicable law, and in any event issue a press release to this effect no later than 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the first U.S. business day following the day on which we decide to extend the Initial Offer Period. Under Israeli law, we are required to publicly announce the new expiration date no later than one Israeli business day prior to the Initial Completion Date. See Section 1.

Has Given Imaging or its board of directors adopted a position on the offer?

—

Under applicable U.S. law, no later than ten U.S. business days from the date of this offer to purchase, Given Imaging is required to publish, send or give to you a statement disclosing that it either recommends acceptance or rejection of the offer, expresses no opinion and remains neutral toward the offer, or is unable to take a position with respect to the offer.

—

Under Israeli law, Given Imaging’s board of directors is required, no later than five Israeli business days prior to the Initial Completion Date, to express its opinion to the shareholders on the advisability of the offer. Given Imaging’s board of directors may refrain from expressing an opinion if it cannot do so, as long as it gives a statement disclosing the reasons for not providing an opinion.

As of the date of this offer to purchase, neither Given Imaging nor its board of directors has made any such statement.

Are there any conflicts of interest in the offer?

—

Yes. As we beneficially own approximately 27.4% of the issued and outstanding Given Imaging shares or, when taken together with the issued and outstanding Given Imaging shares owned by our affiliates, approximately 43.5% of the issued and outstanding Given Imaging shares, we have significant influence over the election of directors of Given Imaging and other matters submitted to Given Imaging’s shareholders for a vote. DIC, our 48.6% shareholder, also beneficially owns shares of Given Imaging. Further, Arie Mientkavich, our Chairman, and Doron Birger, our President and Chief Executive Officer, each serve as a director on the board of directors of Given Imaging. In addition, Clal Finance Batucha Investment Management Ltd., the Israeli Depositary, is a majority indirectly owned subsidiary of Clal Insurance Enterprises Holdings Ltd. (“CIEH”), a shareholder of ours and a majority indirectly owned subsidiary of IDBH, an affiliate of ours.

See “Background to the Offer—Purpose of the Offer; Reasons for the Offer,” “Background to the Offer—Interest of Persons in the Offer,” “Background to the Offer—Beneficial Ownership of Shares” and Schedule I to this offer to purchase.

v

What are the tax consequences of the offer?

—

The receipt of cash for Given Imaging shares accepted for payment by us from tendering shareholders who are “U.S. Holders” (as defined below in Section 5) for U.S. federal income tax purposes will be treated as a taxable transaction for U.S. federal income tax purposes.

—

The receipt of cash for Given Imaging shares accepted for payment by us from tendering shareholders generally will be a taxable transaction for Israeli income tax purposes for both Israeli residents and non-Israeli residents, unless a specific exemption is available or a tax treaty between Israel and the shareholder’s country of residence provides otherwise.

—

The receipt of cash for Given Imaging shares accepted for payment by us from tendering shareholders is generally subject to the withholding of Israeli tax at the source, at a rate of 20% for individuals or 25% for corporations of the shareholder’s gain on such sale. We have obtained an approval from the Israeli Tax Authority, or ITA with respect to the Israeli withholding tax rates applicable to shareholders as a result of the purchase of Given Imaging shares in the offer. The approval provides, among other things, that (1) tendering shareholders who acquired their Given Imaging shares after Given Imaging’s initial public offering on Nasdaq (i.e., after October 3, 2001) and who certify that they are NOT “residents of Israel” for purposes of the Israeli Income Tax Ordinance [New Version], 5721-1961, or the Ordinance, (and, in the case of a corporation, that no Israeli residents (x) hold 25% or more of the means to control such corporation or (y) are the beneficiaries of, or is entitled to, 25% or more of the revenues or profits of such corporation, whether directly or indirectly), will not be subject to Israeli withholding tax, (2) eligible Israeli brokers or financial institutions holding Given Imaging shares solely on behalf of a tendering shareholder will not be subject to Israeli withholding tax, (3) tendering shareholders who are Israeli residents and who acquired their Given Imaging shares prior to Given Imaging’s initial public offering on Nasdaq, will be subject to Israeli withholding tax at a rate of 25% of the amount received by the tendering shareholder, (4) tendering shareholders who are NOT “residents of Israel” and who acquired their Given Imaging shares prior to Given Imaging’s initial public offering on Nasdaq, will be subject to Israeli withholding tax at a rate of 25% of the amount received by the tendering shareholder unless the tendering shareholder submits an A-114 Form approving such shareholder’s residence in a country with whom Israel has a tax treaty which exempts Israeli capital gains tax, duly signed by the tendering shareholder and authorized by the tax authority of such country, in which event such tendering shareholder will not be subject to Israeli withholding tax, and (5) tendering shareholders who are not described in clauses (1),(2), (3) and (4) above, will be subject to Israeli withholding tax at a fixed rate of 8.61% of the amount received by the tendering shareholder pursuant to the offer. Notwithstanding the foregoing, should any tendering shareholder present us with a valid approval from the ITA applying withholding tax at a lesser rate than those described above or otherwise granting a specific exemption from Israeli withholding tax, we will act in accordance with such approval.

We recommend that you seek professional advice from your own tax advisors concerning the tax consequences applicable to your particular situation. See Section 5.

Will the offer result in the delisting of the Given Imaging shares?

—	No. We expect that the Given Imaging shares will continue to trade on Nasdaq and the TASE following completion of the offer. See Section 7.

With whom may I talk if I have questions about the offer?

—	You can call MacKenzie Partners, Inc., our Information Agent in the United States, at 212-929-5500 or 800-322-2885, or our legal counsel in Israel, Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., at +972-3-607-4444, during their respective normal business hours. See the back cover of this offer to purchase.

INTRODUCTION

We, Elron Electronic Industries Ltd., hereby offer to purchase 1,462,640 ordinary shares, par value NIS 0.05 per share, of Given Imaging Ltd., or Given Imaging shares, at a price of $16.54 per share, net to you (subject to withholding taxes, as applicable), in cash, without interest. The offer is subject to the terms and conditions set forth in this offer to purchase, the Letter of Transmittal and the other related documents delivered to you.

Given Imaging shares are listed on the Nasdaq Global Market, or Nasdaq, and on the Tel Aviv Stock Exchange Ltd., or the TASE, in each case under the ticker symbol “GIVN.” As of April 8, 2008, there were 29,252,785 Given Imaging shares issued and outstanding. As of the date of this offer to purchase, we beneficially own 8,002,180 Given Imaging shares, representing 27.4% of the issued and outstanding Given Imaging shares or, when taken together with the issued and outstanding Given Imaging shares owned by our affiliates, 12,721,708 Given Imaging shares, representing approximately 43.5% of the issued and outstanding Given Imaging shares. As a result, if we purchase 1,462,640 Given Imaging shares in the offer, we would beneficially own 9,464,820 Given Imaging shares, or approximately 32.4% of the issued and outstanding Given Imaging shares, or when taken together with the issued and outstanding Given Imaging shares owned by our affiliates, 14,184,348 Given Imaging shares, or approximately 48.5% of the issued and outstanding Given Imaging shares.

We are an Israeli company founded in 1962 and headquartered in Israel. Our shares are listed on the Nasdaq Global Select Market and the TASE, in each case under the ticker symbol “ELRN.” We are a high technology holding company that operates through subsidiaries and affiliated companies referred to as our group companies. We have been a major force in the development of Israeli high technology industry by building Israeli and Israel-related companies with technologies in the fields of medical imaging, advanced defense electronics, telecommunications, semiconductors and software products and services and today operate through our group companies in the fields of medical devices, information and communication technology, clean technology and semiconductors. We are 48.6% owned by Discount Investment Corporation Ltd., or DIC, a holding company incorporated in Israel whose shares are listed on the TASE under the ticker symbol “DISI.” DIC is a majority owned subsidiary of IDB Holding Corporation Ltd., or IDBH, a holding company incorporated in Israel whose shares are listed on the TASE under the symbol “IDBH.” Please read Section 9 for additional information concerning us.

The offer is being conducted simultaneously in the United States and in Israel. The initial period of the offer will be completed at 10:00 a.m., New York time, or 5:00 p.m., Israel time, on June 16, 2008. We refer to this period, as may be extended, as the Initial Offer Period, and the date of completion of the Initial Offer Period is referred to as the Initial Completion Date. We will publicly announce in accordance with applicable law, and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by us. As required by Israeli law, if the conditions to the offer have been satisfied or, subject to applicable law, waived by us, then if, with respect to each Given Imaging share owned by you, (a) you have not yet responded to the offer, (b) you have notified us of your objection to the offer, or (c) you have validly tendered such Given Imaging share but have properly withdrawn your tender during the Initial Offer Period, then you will be afforded an additional four calendar- day period, until 10:00 a.m., New York time, or 5:00 p.m., Israel time, on June 20, 2008, during which you may tender each such Given Imaging share, but may not withdraw validly tendered Given Imaging shares. We refer to this additional period as the Additional Offer Period and the date of expiration of the Additional Offer Period is referred to as the Final Expiration Date. The Final Expiration Date will change if we decide to extend the Initial Offer Period.

If you are a record owner of Given Imaging shares and tender directly to American Stock Transfer & Trust Company, the U.S. Depositary, or to Clal Finance Batucha Investment Management Ltd., the Israeli Depositary (which we refer to, together with the U.S. Depositary, as the Depositaries), you generally will not be obligated to pay brokerage fees or commissions, service fees or commissions or, except as set forth in the Letter of Transmittal, share transfer taxes with respect to the purchase of Given Imaging shares in the offer. If you hold your Given Imaging shares through a bank or broker, we recommend that you check whether they charge any service or other fees. The Israeli Depositary is an affiliate of Elron. See “Background of the Offer—Interest of Persons in the Offer,” for additional details.

We will pay the fees and expenses of the Depositaries in connection with the offer. The Depositaries will act as agents for tendering shareholders for the purpose of receiving payment from us and transmitting payments to tendering shareholders whose Given Imaging shares are accepted for payment. We will also pay the fees and expenses of MacKenzie Partners, Inc., our Information Agent, and Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., our Israeli legal counsel, who will both facilitate and answer questions concerning the offer during their respective normal business hours.

The offer is conditioned on Given Imaging shares representing at least 5.0% of the issued and outstanding shares of Given Imaging on the Initial Completion Date (currently, at least 1,462,640 Given Imaging shares), being validly tendered and not properly withdrawn, and we may terminate the offer if the total number of Given Imaging shares validly tendered and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date is less than 5.0% of the issued and outstanding shares of Given Imaging on the Initial Completion Date. Certain other conditions to the consummation of the offer are described in Section 11. We reserve the right (subject to applicable law and the rules of the SEC and ISA) to amend or, other than the conditions set forth in clause (a) and clause (c) of Section 11, waive any one or more of the terms of, and conditions to, the offer. However, if any of these conditions are not satisfied, we may elect not to purchase, or may be prohibited from purchasing any Given Imaging shares tendered in the offer. The offer is not conditioned on the availability of financing or the approval of the board of directors of Given Imaging. See Section 1, Section 10 and Section 11.

Under applicable U.S. law, no later than ten U.S. business days from the date of this offer to purchase, Given Imaging is required to publish, send or give to you a statement disclosing that it either recommends acceptance or rejection of the offer, expresses no opinion and remains neutral toward the offer, or is unable to take a position with respect to the offer. Under Israeli law, Given Imaging’s board of directors is required, no later than five Israeli business days prior to the Initial Completion Date, to express its opinion to the shareholders on the advisability of the offer. Given Imaging’s board of directors may refrain from expressing an opinion if it cannot do so, as long as it gives the reasons for not providing an opinion. As of the date of this offer to purchase, neither Given Imaging nor its board of directors has made such a statement.

This offer to purchase, the Letter of Transmittal and the other related documents delivered to you contain important information which should be read carefully before any decision is made with respect to the offer.

FORWARD-LOOKING STATEMENTS

This offer to purchase, the Letter of Transmittal and the other related documents delivered to you and/or incorporated by reference herein include “forward-looking statements” that are not purely historical regarding our intentions, hopes, beliefs, expectations and strategies for the future, including, without limitation:

—	any statements of the plans, objectives or expectations regarding the future operations or status of us or Given Imaging;

—	any anticipated trends;

—	any statements regarding future economic conditions or performance; and

—	any statement of assumptions underlying any of the foregoing.

Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by the use of forward-looking terminology, such as “may,” “can be,” “will,” “expects,” “anticipates,” “intends,” “believes,” “projects,” “potential,” “are optimistic,” “view” and similar words and phrases. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

—	changes in domestic and foreign economic and market conditions;

—	uncertainty as to the completion of the offer; and

—	the risk factors detailed in Given Imaging’s most recent annual report on Form 20-F (“2007 Form 20-F”) and its other filings with the SEC.

See Section 9 of this offer to purchase for a discussion of certain information relating to us. Except as may be required by law, we do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such forward-looking statements.

You should assume that the information appearing in this offer to purchase is accurate as of the date on the front cover of this offer to purchase only.

BACKGROUND TO THE OFFER

Background

Given Imaging was incorporated in January 1998 by RDC Rafael Development Corporation Ltd., or RDC, our 50.1% subsidiary. We, together with DIC, which holds 48.6% of our outstanding shares, made investments in Given Imaging from April 1998 until Given Imaging’s initial public offering in October 2001 through several privately negotiated transactions. We, together with DIC, beneficially owned approximately 12.2 million Given Imaging shares, representing approximately 48.6% of the outstanding Given Imaging shares immediately after Given Imaging’s initial public offering. In May 2003, we purchased 1 million Given Imaging shares from RDC in a transaction in which RDC also sold 1 million Given Imaging shares to its other shareholder, Rafael Advanced Defense Systems Ltd. Between August 2004 and June 2007, we periodically increased our holdings by way of executing open market purchases on Nasdaq or TASE in the aggregate amount of approximately 3.63 million Given Imaging shares, including on two occasions making such purchases together with DIC who purchased an aggregate amount of approximately 1.26 million Given Imaging shares.

In addition, from time to time between 2002 and 2005, RDC sold in the aggregate approximately 3 million Given Imaging shares (without taking into account RDC’s sale of 1 million Given Imaging shares to us in May 2003 described above) in open market purchases, privately negotiated transactions and Given Imaging’s secondary public offering. In addition, during 2002 we sold approximately 100,000 Given Imaging shares and DIC sold approximately 200,000 Given Imaging shares in open market transactions.

The following table summarizes our purchases and sales from 2002 through 2007:

Year	Starting Balance	Purchases	Sales	Ending Balance

2002	1,829,886	—	98,666	1,731,220

2003	1,731,220	1,000,000	—	2,731,220

2004	2,731,220	1,373,513	21,751	4,082,982

2005	4,082,982	—	—	4,082,982

2006	4,082,982	539,721	—	4,622,703

2007	4,622,703	717,367	—	5,340,070

The following table summaries RDC’s purchases and sales from 2002 through 2007:

Year	Starting Balance	Purchases	Sales	Ending Balance

2002	6,683,877	—	697,967	5,985,910

2003	5,985,910	—	2,753,600	3,232,310

2004	3,232,310	—	500,000	2,732,310

2005	2,732,310	—	70,200	2,662,110

2006	2,662,110	—	—	2,662,110

2007	2,662,110	—	—	2,662,110

The following table summaries DIC’s purchases and sales from 2002 through 2007:

Year	Starting Balance	Purchases	Sales	Ending Balance

2002	3,659,775	—	197,334	3,462,441

2003	3,462,441	—	—	3,462,441

2004	3,462,441	—	—	3,462,441

2005	3,462,441	—	—	3,462,441

2006	3,462,441	539,721	—	4,002,162

2007	4,002,162	717,366	—	4,719,528

We currently own directly 5,340,070 Given Imaging shares and beneficially own an additional 2,662,110 Given Imaging shares that are held by RDC, representing an aggregate beneficial ownership of 27.4%. In addition, DIC currently beneficially owns an additional 4,719,528 Given Imaging shares (excluding any Given Imaging shares directly owned by Elron and RDC). In this offer to purchase, all references to Given Imaging shares owned, purchased or sold by us together with our affiliates exclude those Given Imaging shares (currently an aggregate of 679,979 Given Imaging shares) held by subsidiaries of CIEH, all of which entities are controlled by IDBH, for members of the public through, among others, mutual funds, provident funds, pension funds and life insurance policies and 84,056 Given Imaging shares held for members of the public through hedge traded funds, in each case managed by companies controlled by CIEH, and 9,220 Given Imaging shares held for members of the public through mutual funds managed by a company controlled by IDBH, which disclaims beneficial ownership of these Given Imaging shares. In light of the foregoing, as of the date of this offer to purchase, we, together with our affiliates, beneficially own an aggregate of 12,721,708 Given Imaging shares, representing approximately 43.5% of the issued and outstanding Given Imaging shares.

All ownership percentages of Given Imaging used in this offer to purchase, unless otherwise indicated, are based on an aggregate of 29,252,785 issued and outstanding ordinary shares of Given Imaging as of April 8, 2008.

In the ordinary course of our business, we review the performance of our investee companies on an ongoing basis and consider possible strategies for enhancing value. Accordingly, we closely follow the performance and progress of Given Imaging and explore, from time to time, the possibilities of acquiring additional Given Imaging shares or disposing of Given Imaging shares.

In late February 2008, our management began considering the possibility of purchasing additional Given Imaging shares to increase our holding in Given Imaging by 5.0% of the issued and outstanding Given Imaging shares. We conducted a preliminary analysis of the legal requirements relating to a tender offer for the purchase of Given Imaging shares from Given Imaging’s shareholders, including the feasibility of conducting a simultaneous tender offer in the United States and Israel. The analysis was made with the assistance of Israeli and U.S. legal counsel.

Under Israeli law, a purchase of the shares of a public company must be made by way of a “special tender offer” meeting certain requirements, if, among other things, as a result of the purchase, the purchaser would own more than 45.0% of the aggregate voting power of the company and no other person owns more than 45.0% of the voting power. For purposes of calculating the 45.0% ownership threshold, we are required by the Israeli Companies Law to include Given Imaging shares held by our affiliates as well as Given Imaging shares held by us. Accordingly, since we and our affiliates beneficially own approximately 43.5% of the issued and outstanding shares and voting power of Given Imaging, in order for us to purchase additional Given Imaging shares that would increase our voting power to more than 45.0%, we are required to conduct the offer as a “special tender offer” meeting the requirements of Israeli law. Under Israeli law, in a special tender offer we must purchase shares representing no less than 5.0% of the voting power of Given Imaging. In addition, under Israeli law, once a shareholder together with its affiliates owns in excess of 45.0% of the voting power of a company, the shareholder may purchase shares in the open market or through private transactions, and not solely through a tender offer, unless as a result of the purchase the shareholder (together with its affiliates) would own in excess of 90.0% of the issued and outstanding shares of the company. Accordingly, we preliminarily determined to set the minimum condition of the offer such that we would comply with the provisions of Israeli law and own (together with our affiliates) in the aggregate over 45.0% of the voting power of Given Imaging following the consummation of the offer.

In mid-March 2008, the possibility of our purchase of additional Given Imaging shares was brought to our board of directors for discussion, although no decision was made concerning the matter at that meeting. In early April 2008, Mr. Doron Birger, our President and Chief Executive Officer and a director of Given Imaging, contacted Mr. Homi (Nahum) Shamir, the Chief Executive Officer of Given Imaging, to inform him that we were preliminarily considering the commencement of a tender offer in order to increase our holdings (together with the holdings of our affiliates) to more than 45.0% of the outstanding Given Imaging shares. Beginning in April 2008 through the date of this offer to purchase, we continued with preparations in order to present to our board of directors for approval of a proposal to commence the offer. In this connection, we requested assistance of Given Imaging’s legal counsel to obtain certain information relating to beneficial ownership of Given Imaging shares from the TASE and Given Imaging’s transfer agent and we consulted with Given Imaging’s chief financial officer regarding certain tax related information. In addition, we, with the assistance of Israeli and U.S. legal counsel, applied to the ISA and the SEC for relief from certain provisions of the Israeli and U.S. securities law to enable us to structure a tender offer that would comply with applicable law and regulations in both Israel and the United States. We also requested from the ITA, an approval with respect to the Israeli withholding tax rates applicable to the offer. In addition, on May 4, 2008, we filed an application with respect to the offer with the Israeli Restrictive Trade Commissioner, which we also refer to in this offer to purchase as the Israeli Antitrust Authority.

On April 30, 2008, we received the approval of the ITA with respect to the Israeli withholding tax rates applicable to the offer. On May 6, 2008, we received approval from the Israeli Antitrust Authority not requiring us to submit merger notices pursuant to the Israeli Restricted Trade Practices, 5748-1988 in connection with the offer. See Section 12. On May 15, 2008, we received the exemptive and no-action relief that we requested from the SEC. On May 14, 2008, we convened a meeting of our board of directors. At this meeting, our board of directors resolved to authorize our management to commence a tender offer to purchase 5.0% of the issued and outstanding Given Imaging shares and appointed a special committee, consisting of members of our board of directors, empowered to approve the final terms and timing of the offer.

On May 11, 2008, we received the exemptive relief that we requested from the ISA.

On May 13, 2008, Doron Birger, our President and Chief Executive Officer, and Donna Gershowitz, our General Counsel and Corporate Secretary, participated in discussions with Nachum (Homi) Shamir, President and Chief Executive Officer of Given Imaging, Yuval Yanai, Chief Financial Officer of Given Imaging, Israel Makov, Chairman of Given Imaging’s board of directors and Ido Warshavski, General Counsel and Corporate Secretary of Given Imaging, to verify that we did not possess any material non-public information with regard to Given Imaging.

On May 15, 2008, the special committee of our board of directors approved the final terms of the offer and resolved to commence the offer. On May 14, 2008, we received a letter from DIC indicating that DIC did not intend to tender Given Imaging shares it owned in the offer. On May 14, 2008, we received substantially identical letters from Arie Mientkavich, our Chairman, and Doron Birger, our President and Chief Executive Officer, both of whom serve as directors on Given Imaging’s board of directors, indicating that they did not intend to tender Given Imaging shares that they beneficially owned in the offer. We commenced the offer on May 16, 2008.

Purpose of the Offer; Reasons for the Offer

The purpose of the offer is for us to increase our beneficial ownership of Given Imaging shares from its current level of approximately 27.4% to approximately 32.4% or, when taken together with the Given Imaging shares beneficially owned by our affiliates, from approximately 43.5% to approximately 48.5%. We seek to increase our ownership of Given Imaging shares because we believe in the long-term potential of Given Imaging. The transaction was structured as a tender offer because, under Israeli law, in light of our current ownership position (together with our affiliates) we are not permitted to acquire additional Given Imaging shares if such acquisition would result in our affiliates and us having the power to vote more than 45.0% of Given Imaging’s shares other than by means of a tender offer. In addition, increasing our group’s beneficial ownership of Given Imaging shares above 45.0% will permit greater flexibility under Israeli law should we or our affiliates decide in the future to increase our stake in Given Imaging.

As a result of our current share ownership we and our affiliates exert significant influence over the election of directors and all other resolutions submitted to Given Imaging’s shareholders, including those that relate to approval or rejection of any merger or sale of Given Imaging. If we complete the offer, we and our affiliates will beneficially own approximately 14,184,348 of the issued and outstanding Given Imaging shares. In that case, we would have sufficient voting power to guarantee a near majority vote for the election of all of Given Imaging’s directors (subject to the provisions of the Israeli Companies Law with regard to external directors) and all other resolutions submitted to Given Imaging’s shareholders which require a majority vote, such as a merger, consolidation or other similar change of control transaction involving Given Imaging. However, under Israeli law, transactions between us and Given Imaging, and transactions of Given Imaging in which we have an interest (other than solely through our ownership of Given Imaging shares), which are material, or not in the ordinary course of business or not on market terms, require the approval of Given Imaging’s shareholders by a special majority. Specifically, in addition to approval by Given Imaging’s audit committee and board of directors, in that order, such transactions require approval by at least one-third of the disinterested shareholders voting on the matter, or that the votes of disinterested shareholders who voted against it do not constitute more than 1.0% of the issued and outstanding Given Imaging shares.

Plans for Given Imaging after the Offer; Certain Effects of the Offer

Except as otherwise described below or elsewhere in this offer to purchase, we and our directors and officers and, to our knowledge after due inquiry of the relevant person or entity, the other persons and entities set forth on Schedule I, have no current plans, proposals or negotiations that relate to or would result in the following:

•	an extraordinary corporate transaction, merger, reorganization or liquidation involving Given Imaging or any of its subsidiaries;

•	a purchase, sale or transfer of a material amount of the assets of Given Imaging or any of its subsidiaries;

•	any material change in the present dividend rate or policy or indebtedness or capitalization of Given Imaging;

•	any change in the present board of directors and management of Given Imaging (including any plan or proposal to change the number or term of directors or to fill any existing vacancy on the board or to change any material term of the employment contract of any executive officer);

•	any other material change in Given Imaging’s corporate structure or business;

•	a delisting of the Given Imaging shares; or

•	Given Imaging’s shares becoming eligible for termination of registration under Section 12(g)(4) of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.

We currently account for our investment in Given Imaging pursuant to the equity method and will continue to account for our investment in Given Imaging pursuant to the equity method.

We expect that from time to time there may be significant developments or transactions involving our group companies (including Given Imaging and its subsidiaries) or their securities, or offers, proposals or discussions related to our group companies or their securities, which may involve acquisitions or sales by us of our holdings in such entities (including Given Imaging and its subsidiaries) or acquisitions or sales of securities, assets or business operations by such entities.

We intend to closely follow our investment in Given Imaging shares and take such actions with respect to our investment as we deem appropriate in light of the circumstances existing from time to time. Such actions could include, among other things, additional purchases of Given Imaging shares pursuant to one or more open-market purchase programs, through private transactions or through tender offers or otherwise, subject to applicable U.S. and Israeli law, and discussing with Given Imaging management or other significant shareholders matters related to Given Imaging. Future purchases may be on the same terms or on terms that are more or less favorable to Given Imaging’s shareholders than the terms of the offer. Any possible future purchases will depend on many factors, including the results of the offer, the market price of Given Imaging shares, our business and financial position, and general economic and market conditions. In addition, following the consummation of the offer, we may also determine to dispose of our Given Imaging shares, in whole or in part, at any time and from time to time, subject to applicable laws. Any such decision would be based on our assessment of a number of different factors, including, without limitation, the business, prospects and affairs of Given Imaging, the market for the Given Imaging shares, the condition of the securities markets, general economic, and industry conditions and other opportunities available to us.

Under Israeli law, if a shareholder together with its affiliates owns in excess of 45.0% of the voting power of a company, the shareholder may purchase shares in the open market or through private transactions, and not solely by means of a tender offer, unless as a result of the purchase the shareholder, together with its affiliates, would own in excess of 90.0% of the issued and outstanding shares of the company. Accordingly, following the consummation of the offer, we may purchase Given Imaging shares in the open market or through private transactions, and not solely by means of a tender offer, as long as the aggregate percentage ownership by us and our affiliates of issued and outstanding Given Imaging shares does not reach 90.0%.

However, under Israeli law, we, the shareholders which may be deemed to control us and any corporation under our or their control, are prohibited from conducting an additional tender offer for Given Imaging shares and from merging with Given Imaging within 12 months from the date of this offer to purchase.

Past and future transactions and the offer may limit Given Imaging’s ability to use Given Imaging, Inc.’s U.S. federal income tax net operating loss carry forwards. Given Imaging’s 2007 Form 20- F states that as of December 31, 2007, Given Imaging, Inc., a wholly owned U.S. subsidiary of Given Imaging, had U.S. federal income tax net operating loss carry forwards of approximately $31.1 million, which begin to expire in the year 2023. Subject to certain limitations, net operating loss carry forwards may be used to offset future taxable income and thereby reduce U.S. federal income taxes otherwise payable. Section 382 of the U.S. Internal Revenue Code of 1986, as amended, referred to as the Code, imposes an annual limitation on the ability of a corporation that undergoes an “ownership change” to use its net operating loss carry forwards to reduce its U.S. federal income tax liability. Given Imaging, Inc. may have experienced “ownership changes” as defined in Section 382 of the Code in the past and it is possible that it will experience “ownership changes” in the future because of changes in Given Imaging’s stock ownership, including possibly as a result of consummation of the offer. Accordingly, Given Imaging, Inc.’s use of its net operating loss carry forwards may be limited by the annual limitation described in Section 382 of the Code. Any limitation on the use of Given Imaging Inc.’s net operating loss carry forwards could increase its U.S. federal income tax liability. Limitations similar to Code Section 382 may apply to Given Imaging, Inc.’s U.S. state and local net operating carry forwards and possibly Given Imaging’s net operating loss carry forwards outside of the United States.

Rights of Shareholders Who Do Not Accept the Offer

You will have no appraisal or similar rights with respect to the offer. Under Section 331 of the Israeli Companies Law, you may respond to the offer by accepting the offer or notifying us of your objection to the offer. Alternatively, you may simply not respond to the offer and not tender your Given Imaging shares. It is a condition to the offer that, at the completion of the Initial Offer Period, the aggregate number of Given Imaging shares validly tendered in the offer and not properly withdrawn is greater than the aggregate number of Given Imaging shares represented by Notices of Objection. As required by Section 331(c) of the Israeli Companies Law, in making this calculation, we exclude Given Imaging shares held by us or certain of our affiliates or Given Imaging’s affiliates. Such affiliates include DIC and RDC, as appears under the caption “Beneficial Ownership of Shares—Our Equity Interest in Given Imaging.” An excerpt of Section 331 of the Israeli Companies Law is attached as Annex A. Please see Section 3 for instructions on how to notify us of your objection to the offer.

Interest of Persons in the Offer

As a result of our current beneficial ownership (together with our affiliates) of approximately 43.5% of the issued and outstanding Given Imaging shares and our significant influence over the election of Given Imaging’s directors, we may be deemed to exert substantial influence over Given Imaging.

DIC, our 48.6% shareholder, also beneficially owns Given Imaging shares, as discussed elsewhere in this section. Further, Arie Mientkavich, our Chairman, and Doron Birger, our President and Chief Executive Officer, each serve as directors on the board of directors of Given Imaging. In addition, Clal Finance Batucha Investment Management Ltd., the Israeli Depositary, is a majority indirectly owned subsidiary of Clal Insurance Enterprises Holdings Ltd., one of our shareholders and which is in turn a majority indirectly owned subsidiary of IDBH.

Related Party Transactions

Neither we, our directors and officers nor, to our knowledge after due inquiry of the relevant person or entity, any of the other persons and entities listed on Schedule I, have had any transaction during the past two years with Given Imaging or any of its executive officers, directors or affiliates that is required to be described in this offer to purchase under applicable law. Except as set forth in this offer to purchase and Schedule I, there have been no negotiations, transactions or material contacts during the past two years between us, any of our subsidiaries, officers or directors, or to our knowledge after due inquiry of the relevant person or entity, any of the other persons or entities listed in Schedule I, on the one hand, and Given Imaging and its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer, exchange offer or other acquisitions of Given Imaging’s securities, an election of Given Imaging’s directors (other than changes in the board of directors in the ordinary course of business) or a sale or other transfer of a material amount of assets of Given Imaging.

Beneficial Ownership of Shares

Our Equity Interest in Given Imaging. The amount of 1,462,640 Given Imaging shares we are offering to purchase represents 5.0% of the 29,252,785 issued and outstanding Given Imaging shares as of April 8, 2008.

The following table identifies the aggregate number and percentage, on an issued and outstanding basis, of the Given Imaging shares beneficially owned, as of the date of this offer to purchase, by (1) us and (2) certain individuals or entities that are either listed on Schedule I and known by us to be beneficial owners of Given Imaging shares or options, or are otherwise associated with us and known by us to be beneficial owners of Given Imaging shares or options:

Name and Address	Number of Given Imaging shares beneficially owned	Percentage of Given Imaging shares beneficially owned *

Elron Electronic Industries Ltd. (1) 3 Azrieli Center 42nd Floor Tel-Aviv, Israel 67023	8,002,180	27.4%

IDBH (2) 3 Azrieli Center 45th Floor Tel-Aviv, Israel 67023	12,721,708	43.5%

Directors & Officers of Elron and entities listed on Schedule I (3)	65,628	0.002%

*	Based on 29,252,785 issued and outstanding Given Imaging shares as of April 8, 2008.

(1)

Elron owns all of the outstanding shares of DEP Technology Holdings Ltd., which in turn, holds 50.1% of the voting power of RDC and accordingly, Elron may be deemed to be the beneficial owner of the Given Imaging shares owned by RDC. Accordingly, the number of Given Imaging shares beneficially owned by Elron includes 5,340,070 Given Imaging shares owned by Elron and 2,662,110 Given Imaging shares owned by RDC.

(2)

Elron’s direct parent and 48.6% shareholder is DIC. DIC is controlled by IDB Development Corporation Ltd, or IDBD, which in turn is controlled by IDBH. IDBH is controlled by a group comprised of Ganden Holdings Ltd., or Ganden, Manor Holdings B.A. Ltd., or Manor, and Avraham Livnat Ltd., or Livnat, all of which are private Israeli companies. Ganden, Manor and Livnat are controlled by Nochi Dankner and his sister Shelly Bergman, Ruth Manor and Avraham Livnat, respectively. Based on the foregoing, IDBD (by reason of its control of DIC), IDB Holding (by reason of its control of IDBD), Ganden, Manor and Livnat (by reason of their control of IDBH) and Nochi Dankner, Shelly Bergman, Ruth Manor, and Avraham Livnat (by reason of their control of Ganden, Manor and Livnat, respectively), or, collectively, the Controlling Persons, may be deemed to share with Elron the power to vote and dispose of Given Imaging shares beneficially owned by DIC, Elron and the Given Imaging shares held by subsidiaries of CIEH for their own account, which amounts to approximately 43.5% of Given Imaging shares. See Schedule I for additional details.

Accordingly, the number of Given Imaging shares beneficially owned by IDBH includes 8,002,180 Given Imaging shares beneficially owned by Elron and 4,719,528 Given Imaging shares beneficially owned by DIC, but does not include 679,979 Given Imaging shares held for members of the public through, among others, mutual funds, provident funds, pension funds and life insurance policies and 84,056 Given Imaging shares held for members of the public through hedge traded funds, in each case managed by companies controlled by CIEH and 9,220 Given Imaging shares held for members of the public through mutual funds managed by a company controlled by IDBH, which disclaims beneficial ownership of these Given Imaging shares.

(3)	Includes options to purchase 62,750 Given Imaging shares exercisable within 60 days.

Neither we and our officers and directors nor, to our knowledge after due inquiry of the relevant person or entity, any of the other persons and entities listed on Schedule I, or any associate or majority owned subsidiary of ours, has effected any transaction in the Given Imaging shares during the past 60 days, except for transactions in the open market made in the ordinary course of business by provident funds, mutual funds, pension funds, life insurance companies and/or similar financial bodies, which are managed by companies controlled by CIEH and IDBH.

Elron’s Shareholders. The following table sets forth the aggregate number and percentage of the ordinary shares of Elron beneficially owned, as of the date of this offer to purchase, by certain individuals or entities who are known by us to be either (1) the beneficial owners of 5.0% or more of Elron’s shares or (2) the beneficial owners of Elron’s shares or options that are deemed to be “interested parties” of ours (as such term is defined under the Israeli Securities Law):

Name and Address	Number of Elron shares beneficially owned	Percent of Elron shares outstanding and fully diluted

Discount Investment Corporation Ltd. (1) 3 Azrieli Center 44th Floor Tel-Aviv 67023, Israel	14,400,796	48.57%

Clal Insurance Group (2) 48 Menachem Begin Road Tel-Aviv 66184, Israel	89,864	0.30%

(1)

IDBH is the parent of IDBD which, in turn, is the parent of DIC and CIEH. See Note (2) in the preceding table of our beneficial ownership of Given Imaging shares for the beneficial ownership of IDBH. The number of shares held by DIC excludes shares held for members of the public through mutual funds managed by a company controlled by IDBH, which disclaims beneficial ownership of these shares.

(2)

Clal Insurance Group is comprised of CIEH and its subsidiary companies. CIEH is majority owned by IDBD, the parent company of DIC, which in turn is a 48.6% shareholder of Elron. The number of shares held by Clal Insurance Group is based on the most recently available report and excludes shares held for members of the public through mutual funds, provident funds, pension funds, exchange traded funds and insurance policies which are managed by companies controlled by CIEH, which disclaims beneficial ownership of these shares.

THE TENDER OFFER

YOU SHOULD READ THIS OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND THE OTHER RELATED DOCUMENTS DELIVERED TO YOU CAREFULLY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO THE OFFER.

1.  TERMS OF THE OFFER; PRORATION; EXPIRATION DATE.

The offer is being made to all of Given Imaging’s shareholders. Upon the terms of, and subject to the conditions to, the offer (including any terms of, and conditions to, any extension or amendment), subject to proration, we will accept for payment and pay for Given Imaging shares, that are validly tendered and not properly withdrawn in accordance with Section 4 prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on June 16, 2008, unless and until we extend the period of time during which the initial period of the offer is open. We refer to this period, as may be extended (as described below), as the Initial Offer Period, and the date of completion of the Initial Offer Period is referred to as the Initial Completion Date. DIC indicated, by letter dated May 14, 2008, that DIC did not intend to tender Given Imaging shares that it owned in the offer. On May 14, 2008, we received substantially identical letters from Arie Mientkavich, our Chairman, and Doron Birger, our President and Chief Executive Officer, both of whom serve as directors on Given Imaging’s board of directors, indicating that they did not intend to tender Given Imaging shares that they beneficially owned in the offer.

We will publicly announce in accordance with applicable law, and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether or not the conditions to the offer have been satisfied or, subject to applicable law, waived by us. Under Israeli law, if the conditions to the offer have been satisfied or, subject to applicable law, waived by us, then the shareholders who have, with respect to each Given Imaging share owned by them,

—	not responded to the offer,

—	notified us of their objection to the offer, or

—	validly tendered such Given Imaging share but have properly withdrawn their tender during the Initial Offer Period,

will be entitled to tender each such Given Imaging share during an additional four calendar-day period commencing at the completion of the Initial Offer Period. We refer to this period as the Additional Offer Period and to the expiration of such period as the Final Expiration Date. Shares tendered during the Initial Offer Period may be withdrawn at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, but not during the Additional Offer Period. In this respect, we recommend that you read Section 4 and Section 11 of this offer to purchase.

Subject to proration, we will also accept for payment and pay for all Given Imaging shares validly tendered and not properly withdrawn in accordance with Section 4 prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date. We expect to make such payment, including in the event that proration of tendered Given Imaging shares is required, within four U.S. business days following the Final Expiration Date.

No fractional Given Imaging shares will be purchased by us in the offer.

Conditions to the offer include, among other things, that:

—

prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, there shall have been validly tendered and not properly withdrawn Given Imaging shares representing at least 5.0% of the issued and outstanding Given Imaging shares on the Initial Completion Date (currently, at least 1,462,640 Given Imaging shares), such that following the consummation of the offer, we will beneficially own approximately 32.4% of the issued and outstanding Given Imaging shares or, when taken together with the issued and outstanding Given Imaging shares owned by our affiliates, approximately 48.5% of the issued and outstanding Given Imaging shares; and

—

as required by Israeli law, at 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, the aggregate number of Given Imaging shares validly tendered in the offer and not properly withdrawn (excluding the Given Imaging shares held by us, certain of our affiliates or certain of Given Imaging’s affiliates) is greater than the aggregate number of Given Imaging shares represented by Notices of Objection to the offer.

The offer is also subject to certain other conditions set forth in Section 11. If any of these conditions are not satisfied, we may elect not to purchase, or may be prohibited from purchasing, any Given Imaging shares tendered in the offer. The offer is not conditioned on the availability of financing or the approval of the board of directors of Given Imaging. See Section 11, which sets forth in full the conditions to the offer and specifies those conditions to the offer that are waiveable by us.

If more than 5.0% of the issued and outstanding Given Imaging shares (currently 1,462,640 Given Imaging shares) are validly tendered and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date, we will purchase 5.0% of the issued and outstanding Given Imaging shares on a pro rata basis from all tendering shareholders who have validly tendered their Given Imaging shares in the Initial Offer Period and the Additional Offer Period and have not properly withdrawn their Given Imaging shares before the completion of the Initial Offer Period, so that we would purchase no more than 5.0% of the issued and outstanding Given Imaging shares. The number of Given Imaging shares that we will purchase from each tendering shareholder will be based on the total number of Given Imaging shares validly tendered by all shareholders prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date and not properly withdrawn before the completion of the Initial Offering Period. The proration factor, if any, will be calculated by dividing (x) 5.0% of the issued and outstanding Given Imaging shares, the total number of Given Imaging shares that we are offering to purchase, by (y) the aggregate number of Given Imaging shares validly tendered in the offer and not properly withdrawn in the United States and Israel.

We will publicly announce in accordance with applicable law and in any event issue a press release by 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the U.S. business day following the Initial Completion Date, stating whether the conditions to the offer have been satisfied or, subject to applicable law, waived by us. Promptly following the Final Expiration Date, we will announce the results of the offer and the proration factor, if any. If we are unable to promptly determine the proration factor, we will announce the preliminary results. We will pay for all Given Imaging shares accepted for payment pursuant to the offer promptly following the calculation of the proration factor. We expect to make such payment within four U.S. business days following the Final Expiration Date.

Under Israeli law, once we announce following the completion of the Initial Offer Period that the offer has been accepted, or, in other words, that all the conditions to the offer have been satisfied or, subject to applicable law, waived by us, no further conditions to the offer would apply and we will become irrevocably bound to purchase the Given Imaging shares validly tendered in the offer and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date (subject to proration, if any).

Subject to applicable laws and regulations, if any condition has not been satisfied as of the Initial Completion Date, we may decide to:

—

extend the Initial Offer Period (except that, pursuant to the Israeli Securities Law, we must generally provide notice to that effect at least one Israeli business day prior to the Initial Completion Date) and, subject to applicable withdrawal rights until the Initial Completion Date, retain all tendered Given Imaging shares until the Final Expiration Date;

—

if only the condition set forth in clause (b) of Section 11 below has not been satisfied, waive such condition(s) and, subject to proration, accept for payment and promptly pay for all Given Imaging shares validly tendered and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date; or

—	terminate the offer and not accept for payment or pay for any Given Imaging shares and promptly return all tendered Given Imaging shares to tendering shareholders.

Under Israeli law, however, the offer may not remain open for more than 60 days following the date of this offer to purchase, except that if a third party commences a tender offer for Given Imaging shares during the Initial Offer Period, we will be permitted to extend the Initial Offer Period so that the Initial Completion Date will correspond with the expiration date of the third party’s tender offer.

In the event that we extend the Initial Offer Period, we will inform the Depositaries, the Information Agent and our Israeli legal counsel of that fact. Accordingly, we will also:

—

within one Israeli business day following the Initial Completion Date (or within two business days, in the event our decision to extend the Initial Offer Period was made toward the late evening hours, Israel time, on one Israeli business day prior to the Initial Completion Date), publish the notice in two daily newspapers having a mass circulation and published in Israel in Hebrew; and

—

issue a press release announcing a new Initial Completion Date no later than 9:00 a.m., New York time, or 4:00 p.m., Israel time, on the first U.S. business day following the day on which we decide to extend the Initial Offer Period.

Without limiting the manner in which we may choose to make any public announcement, subject to applicable law (including Rule 14e-1(d) and Rule 14d-4(d) under the Exchange Act, which require that material changes be promptly disseminated to holders of Given Imaging shares in a manner reasonably designed to inform such holders of such changes), we currently intend to make announcements regarding the offer by distributing a press release to “Business Wire” and publishing the aforesaid notices in two daily Israeli newspapers.

Under Israeli law, however, we will not be permitted to extend the Initial Offer Period, unless either (1) the Israeli Depositary, which guarantees our obligation to pay for the Given Imaging shares, confirms that, under the new circumstances, it will maintain such guarantee or (2) such a guarantee is obtained by us from another TASE member.

If we make a material change in the terms of the offer (as may be permitted under applicable law) or in the information concerning the offer, or if we waive a material condition to the offer (if permitted pursuant to the Exchange Act, the rules of the SEC and the Israeli Securities Law), we will extend the Initial Offer Period to the extent required by the Exchange Act, the rules of the SEC and the Israeli Securities Law. If, before the Final Expiration Date, we decide to increase the consideration being offered, such increase will be applicable to all shareholders whose Given Imaging shares are accepted for payment pursuant to the offer. If, at the time that the notice of any increase in the offered consideration is first published, sent or given, the Initial Offer Period is scheduled to be completed at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, the Initial Offer Period will be extended until the expiration of at least ten business days after that notice. For purposes of this paragraph, a “business day” shall mean a business day as defined in Rule 14d-1(g)(3) under the Exchange Act.

Given Imaging has made its shareholders list and security position listings available to us for the purpose of disseminating the offer to Given Imaging’s shareholders. This offer to purchase, the Letter of Transmittal and the other related documents to be furnished will be mailed to the record holders of Given Imaging shares whose names appear as of the date of this offer to purchase on Given Imaging’s shareholder list. They will also be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear as of the date of this offer to purchase on the shareholder list or, if applicable, who are listed as of the date of this offer to purchase as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of Given Imaging shares.

2.  ACCEPTANCE FOR PAYMENT AND PAYMENT.

General. According to Israeli law, to secure the payment for the Given Imaging shares tendered in the offer, the Israeli Depositary, which is a TASE member, has agreed to guarantee our obligation to pay for the Given Imaging shares tendered and accepted by us for payment pursuant to the offer. To secure this guarantee, we have engaged the Israeli Depositary to act as an escrow agent, and if requested by the Israeli Depositary, we will deposit cash into an escrow account in an amount sufficient to pay for the total number of Given Imaging shares that we are offering to purchase in the offer.

Promptly following the Final Expiration Date and upon the terms of, and subject to the conditions to, the offer (including, if the Initial Offer Period is extended or the offer is otherwise amended, the terms of, and conditions to, any such extension or amendment), subject to proration, we will accept for payment and, subject to any applicable withholding tax duties, pay, from the funds deposited into escrow, for all Given Imaging shares validly tendered prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date and not properly withdrawn in accordance with Section 4. We expect to make such payment, including in the event that proration of tendered Given Imaging shares is required, within four U.S. business days following the Final Expiration Date. Please see Section 1.

In all cases, we will pay for Given Imaging shares validly tendered and accepted for payment pursuant to the offer only after timely receipt by the Depositaries of the required documents to substantiate a valid tender, as set forth in Section 3.

For purposes of the offer, we will be deemed to have purchased Given Imaging shares that have been validly tendered and not properly withdrawn if and when we give oral or written notice to the Depositaries of our acceptance for payment of Given Imaging shares pursuant to the offer. Upon the terms of, and subject to the conditions to, the offer, payment for the Given Imaging shares will be made by the Depositaries.

Under no circumstances will interest be paid on the purchase price to be paid, regardless of any extension of the offer or any delay in making payment.

If, pursuant to the terms of, and conditions to, the offer, we do not accept tendered Given Imaging shares for payment for any reason or if certificates are submitted representing more Given Imaging shares than are tendered (including by reason of proration), certificates evidencing unpurchased Given Imaging shares will be returned to the tendering shareholder (or, in the case of Given Imaging shares tendered by book-entry transfer pursuant to the procedure set forth in Section 3, the Given Imaging shares will be credited to the relevant account), promptly following the expiration, termination or withdrawal of the offer.

If, prior to the Final Expiration Date, we increase the consideration per share offered to the shareholders pursuant to the offer, the increased consideration per share will be paid to all holders of Given Imaging shares that are purchased pursuant to the offer, whether or not such Given Imaging shares were tendered prior to the increase in consideration.

Form of Payment. All shareholders tendering their Given Imaging shares to either the U.S. Depositary or the Israeli Depositary will be paid solely in U.S. dollars.

Withholding Tax. Please note that under the “Backup Withholding” provisions of U.S. federal income tax law, the U.S. Depositary may be required to withhold, at applicable rates (currently 28%), on amounts received by a tendering shareholder or other payee pursuant to the offer. To prevent such withholding from the purchase price received for Given Imaging shares tendered in the offer to the U.S. Depositary, each tendering shareholder who tenders its shares to the U.S. Depositary and who does not otherwise establish an exemption from such withholding, must properly complete the Substitute Form W-9 included in the Letter of Transmittal or a Form W-8, as applicable. See Section 5.

Also, under the “withholding tax” provisions of Israeli income tax law, the gross proceeds payable to a tendering shareholder in the offer generally will be subject to Israeli withholding tax at a rate of 20% for individuals or 25% for corporations, of the shareholder’s gain on such sale. However, based on an approval that we received from the ITA:

(1) tendering shareholders who acquired their Given Imaging shares after Given Imaging’s initial public offering on the Nasdaq (i.e., after October 3, 2001) and who, certify that they are NOT “residents of Israel” (and, in the case of a corporation, that no Israeli resident(s) (x) holds 25% or more of the means of control of such corporation or (y) is the beneficiary of, or is entitled to, 25% or more of the revenues or profits of such corporation, whether directly or indirectly) will not be subject to Israeli withholding tax;

(2) eligible Israeli brokers or financial institutions holding Given Imaging shares solely on behalf of a tendering shareholder will not be subject to Israeli withholding tax;

(3) tendering shareholders who are Israeli residents and who acquired their Given Imaging shares prior to Given Imaging’s initial public offering on Nasdaq, will be subject to Israeli withholding tax at a rate of 25% of the amount received by the tendering shareholder;

(4) tendering shareholders who are NOT “residents of Israel” and who acquired their Given Imaging shares prior to Given Imaging’s initial public offering on Nasdaq, will be subject to Israeli withholding tax at a rate of 25% of the amount received by the tendering shareholder, unless the tendering shareholder submits an A-114 Form approving such shareholder’s residence in a country with whom Israel has a tax treaty which exempts Israeli capital gains tax, duly signed by the tendering shareholder and authorized by the tax authority of such country, in which event such tendering shareholder will not be subject to Israeli withholding tax; and

(5) tendering shareholders who are not described in clauses (1),(2), (3) and (4) above, will be subject to Israeli withholding tax at a fixed rate of 8.61% of the amount received by the tendering shareholder pursuant to the offer.

Notwithstanding the foregoing, should any tendering shareholder present us with a valid approval from the ITA applying withholding tax at a lesser rate than those described above or otherwise granting a specific exemption from Israeli withholding tax, we will act in accordance with such approval.

See Section 5 and the Letter of Transmittal for instructions on how to prevent us from withholding Israeli income tax from the gross proceeds payable to you (if any) pursuant to the offer.

3.  PROCEDURES FOR TENDERING SHARES OR NOTIFYING US OF YOUR OBJECTION TO THE OFFER.

Overview

This Section 3 is divided into two parts. Holders of Given Imaging shares who wish to tender their Given Imaging shares or object to the offer, and

—

hold their Given Imaging shares through a TASE member, or Unlisted Holders, or who are named as holders of Given Imaging shares in the Register of Shareholders of Given Imaging in Israel, or Listed Holders, should tender their Given Imaging shares to, or object to the offer through, the Israeli Depositary pursuant to the instructions described under the caption “Tenders to Clal Finance Batucha Investment Management Ltd., our Israeli Depositary” below, or

—

all other holders of Given Imaging shares should tender their Given Imaging shares to, or object to the offer through, the U.S. Depositary pursuant to the instructions described under the caption “Tenders to American Stock Transfer & Trust Company, our U.S. Depositary” below.

You may only tender your Given Imaging shares or object to the offer by following the procedures described in this Section 3. You may not tender your Given Imaging shares using a guaranteed delivery procedure.

Tenders to American Stock Transfer & Trust Company, our U.S. Depositary

Eligibility; Who May Tender to, or Object to the Offer through, the U.S. Depositary. Shareholders who are not Unlisted Holders or Listed Holders, should tender their Given Imaging shares to, or object to the offer through, the U.S. Depositary.

Valid Tender. In order for you to validly tender Given Imaging shares pursuant to the offer, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or in the case of a book-entry transfer, an agent’s message, and any other documents required by the Letter of Transmittal, must be received by the U.S. Depositary at its address set forth on the back cover of this offer to purchase prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date or Final Expiration Date, as applicable. In addition, certificates evidencing tendered Given Imaging shares must be received by the U.S. Depositary at its address or the shares must be delivered to the U.S. Depositary (including an agent’s message if you did not deliver a Letter of Transmittal), in each case prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date or Final Expiration Date, as applicable.

The term “agent’s message” means a message, transmitted by the Depository Trust Company, or DTC, to, and received by, the U.S. Depositary and forming part of the Book-Entry Confirmation that states that DTC has received an express acknowledgement from the participant in DTC tendering the Given Imaging shares that are the subject of the Book-Entry Confirmation, that the participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce that agreement against that participant.

If certificates evidencing tendered Given Imaging shares are forwarded to the U.S. Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery. No alternative, conditional or contingent tenders will be accepted and no fractional Given Imaging shares will be purchased.

The method of delivery of share certificates and all other required documents, including through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the U.S. Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Transfer. The U.S. Depositary will establish an account with respect to the Given Imaging shares at DTC for purposes of the offer within two U.S. business days after the date of this offer to purchase. Any financial institution that is a participant in the DTC system may make book-entry delivery of Given Imaging shares by causing DTC to transfer such Given Imaging shares into the U.S. Depositary’s account at DTC in accordance with DTC’s procedures. However, although delivery of Given Imaging shares may be effected through book-entry transfer into the U.S. Depositary’s account at DTC, the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an agent’s message, and any other required documents must, in any case, be transmitted to, and received by, the U.S. Depositary at its address set forth on the back cover of this offer to purchase prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date or Final Expiration Date, as applicable. Delivery of the documents to DTC or any other party does not constitute delivery to the U.S. Depositary.

Signature Guarantees. Signatures on all Letters of Transmittal must be guaranteed by a firm that is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act, except in cases where Given Imaging shares are tendered:

—

by a registered holder of Given Imaging shares who has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal; or

—	for the account of an eligible guarantor institution.

If a share certificate is registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made, or a share certificate not accepted for payment or not tendered is to be returned, to a person other than the registered holder(s), then the tendered certificate must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear on the certificate, with the signature(s) on the certificate or stock powers guaranteed by an eligible guarantor institution. See Instruction 1 and Instruction 5 to the Letter of Transmittal.

Condition to Payment. In all cases, payment for Given Imaging shares tendered and accepted for payment pursuant to the offer will be made only after timely receipt by the U.S. Depositary of the certificate(s) evidencing Given Imaging shares, or a timely Book-Entry Confirmation for the delivery of Given Imaging shares, the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other documents required by the Letter of Transmittal.

The valid tender of Given Imaging shares pursuant to the applicable procedure described above will constitute a binding agreement between you and us upon the terms of, and subject to the conditions to, the offer.

Appointment. By executing the Letter of Transmittal as set forth above (including delivery by way of an agent’s message), you irrevocably appoint our designees as your agents, attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of your rights with respect to the Given Imaging shares you tendered. These powers of attorney and proxies will be considered coupled with an interest in the tendered Given Imaging shares. The appointment will be effective if, as and when, and only to the extent that, we accept your Given Imaging shares for payment. Upon our acceptance for payment, all prior powers of attorney, proxies and consents given by you with respect to such Given Imaging shares (and any and all Given Imaging shares or other securities issued or issuable in respect of your Given Imaging shares) will be revoked, without further action, and no subsequent powers of attorney or proxies may be given nor any subsequent written consent executed by you (and, if given or executed, will not be deemed effective). Our designees will, with respect to the Given Imaging shares for which the appointment is effective, be empowered to exercise all of your voting and other rights as they in their sole discretion may deem proper at any annual or special meeting of Given Imaging’s shareholders or any adjournment or postponement of that meeting, by written consent in lieu of any meeting or otherwise. We reserve the right to require that, in order for Given Imaging shares to be deemed validly tendered, immediately upon our payment for the Given Imaging shares, we must be able to exercise full voting rights with respect to the Given Imaging shares at any meeting of Given Imaging’s shareholders with a record date subsequent to the consummation of the offer (and at any meeting of Given Imaging’s shareholders with a record date prior to the consummation of the offer if such Given Imaging shares were held by such tendering shareholder as of such record date).

Objecting to the Offer. If you want to notify us of your objection to the offer with respect to all or any portion of your Given Imaging shares, and:

—

you hold such Given Imaging shares directly, complete and sign the accompanying Notice of Objection and mail or deliver it to the U.S. Depositary prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date; or

—

you hold such Given Imaging shares through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to provide on your behalf the Notice of Objection to the U.S. Depositary prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date.

We will disregard any Notices of Objection received by the U.S. Depositary after such deadline. In addition, if you submit a Notice of Objection with respect to Given Imaging shares and thereafter you deliver a Letter of Transmittal by which you tender those Given Imaging shares, we will disregard your Notice of Objection. Similarly, if you submit a Letter of Transmittal by which you tender Given Imaging shares, and thereafter you deliver to us a Notice of Objection with respect to those Given Imaging shares, we will disregard your Letter of Transmittal. If you submit a Letter of Transmittal and a Notice of Objection concurrently with respect to the same Given Imaging shares, we will disregard the Notice of Objection.

Withdrawing your Objection. You may withdraw a previously submitted Notice of Objection at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date. For a withdrawal to be effective, a written notice of withdrawal must be timely received by the U.S. Depositary at its address set forth on the back cover of this offer to purchase. Any notice of withdrawal must specify the name of the person(s) who submitted the Notice of Objection to be withdrawn and the number of Given Imaging shares to which the Notice of Objection to be withdrawn relates. Following the withdrawal of a Notice of Objection, a new Notice of Objection

may be submitted at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date by following the procedures described above.

If, with respect to all or any portion of your Given Imaging shares, you object to the offer during the Initial Offer Period and the conditions to the offer have been satisfied or, subject to applicable law, waived by us, you may tender such Given Imaging shares during the Additional Offer Period. See Section 1 and Section 11.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Given Imaging shares or Notice of Objection will be determined by us, in our sole discretion. This determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders or Notices of Objection that we determine not to be in proper form or, in the case of tenders, the acceptance for payment of which may be unlawful. We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in any tender of Given Imaging shares or Notice of Objection of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. A tender of Given Imaging shares or Notice of Objection will not have been made until all defects and irregularities have been cured or waived. None of us, our affiliates, our assigns, the Depositaries, the Information Agent, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in tenders of Given Imaging shares or Notices of Objection or incur any liability for failure to give any notification. Subject to applicable law, our interpretation of the terms of, and conditions to, the offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

If you tender your Given Imaging shares pursuant to the applicable procedure described above, it will constitute your acceptance of the terms of, and conditions to, the offer, as well as your representation and warranty to us that:

—

you have the full power and authority to tender, sell, assign and transfer the tendered Given Imaging shares (and any and all Given Imaging shares or other securities issued or issuable in respect of your Given Imaging shares); and

—

when we accept your Given Imaging shares for payment, we will acquire good and unencumbered title to your Given Imaging shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

Tenders to Clal Finance Batucha Investment Management Ltd., our Israeli Depositary

Eligibility; Who May Tender to, or Object to the Offer through, the Israeli Depositary. Shareholders who are either Unlisted Holders or Listed Holders should tender their Given Imaging shares to, or object to the offer through, the Israeli Depositary. All other shareholders should tender to the U.S. Depositary, as described above.

Valid Tender.

—

By Unlisted Holders: in order for an Unlisted Holder to validly tender Given Imaging shares in the offer to the Israeli Depositary, such Unlisted Holder must notify the Israeli Depositary, via the TASE member with which its securities deposit is managed, of its tender by delivery of a notice or an “Acceptance Notice” of an Unlisted Holder to the TASE member, duly signed by the Unlisted Holder or its duly authorized attorney-in-fact.

An Acceptance Notice of an Unlisted Holder must be submitted to a TASE member with which the securities deposit of the Unlisted Holder is being managed, on an Israeli business day, generally between the hours of 9:00 a.m. and 5:00 p.m., Israel time (2:00 a.m. and 10:00 a.m., New York time), during the Initial Offer Period or Additional Offer Period, as applicable. We recommend that you check at what times you may submit the Acceptance Notice with the TASE member with which your securities deposit is managed.

An Unlisted Holder who wishes to submit an Acceptance Notice at any time on the Final Expiration Date must send an Acceptance Notice to the Israeli Depositary at its address set forth on the back cover of this offer to purchase. We refer to this as the Late Acceptance Notice of an Unlisted Holder. The Late Acceptance Notice of an Unlisted Holder will be valid only if the Unlisted Holder properly completes and submits a copy of such Acceptance Notice to the TASE member with which its securities deposit is managed by the following Israeli business day by 9:30 a.m., Israel time (2:30 a.m., New York time), and provided that such TASE member provides the Israeli Depositary with an additional Acceptance Notice of TASE Member (as described below), by that same day by 11:00 a.m., Israel time (4:00 a.m., New York time).

Each TASE member is required to deliver to the Israeli Depositary, at its address set forth on the back cover of this offer to purchase, on the Initial Completion Date and again on the Final Expiration Date, one Acceptance Notice of TASE Member, representing all Acceptance Notices delivered to such TASE member by any Unlisted Holder. In addition, each TASE member is required to deliver to the Israeli Depositary, if applicable, an additional Acceptance Notice of TASE Member, if such TASE member receives, in a timely manner, any Late Acceptance Notices of an Unlisted Holder.

If the conditions to the offer are satisfied or, subject to applicable law, waived by us, the purchase price for the Given Imaging shares validly tendered in the offer and accepted by us for payment will be transferred to the Unlisted Holder by the Israeli Depositary promptly following the Final Expiration Date, by crediting within four U.S. business days following the Final Expiration Date the Unlisted Holder’s bank account according to the particulars given to the Israeli Depositary through the relevant TASE member.

If any condition to the offer is not satisfied prior to the Initial Completion Date and not waived by us, or if we withdraw the offer, we will promptly return all the Acceptance Notices to the TASE members (and through them, to the Unlisted Holders) via the Israeli Depositary.

—

By Listed Holders: in order for a Listed Holder to validly tender Given Imaging shares in the offer to the Israeli Depositary, such Listed Holder must deliver, prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date or Final Expiration Date, as applicable, (1) a share certificate or share certificates representing its Given Imaging shares accompanied by (2) an Acceptance Notice of a Listed Holder duly signed by the Listed Holder or its duly authorized attorney-in-fact. A Listed Holder must deliver the share certificate(s) and the accompanying Acceptance Notice of Listed Holder to the Israeli Depositary at its address set forth on the back cover of this offer to purchase. Delivery of the documents described above to the Israeli Depositary will be made against a certificate of receipt given by the Israeli Depositary during normal business hours.

The Israeli Depositary will hold all documents delivered to it by Listed Holders as trustee until the Final Expiration Date, even if the conditions were not met at the end of the Initial Offer Period.

If the conditions to the offer are satisfied or, subject to applicable law, waived by us, the purchase price for the Given Imaging shares validly tendered in the offer and accepted by us for payment will be transferred to a Listed Holder by the Israeli Depositary promptly following the Final Expiration Date, by crediting within four U.S. business days following the Final Expiration Date the Listed Holder’s bank account according to the particulars delivered to the Israeli Depositary.

If any condition to the offer is not satisfied prior to the completion of the Initial Offer Period and not waived by us, or if we withdraw the offer, we will promptly return to the Listed Holders, via the Israeli Depositary, all the Acceptance Notices, share certificates and other documentation attached to the Acceptance Notices delivered by the respective Listed Holders.

The valid tender of Given Imaging shares pursuant to the applicable procedure described above will constitute a binding agreement between you and us upon the terms of, and subject to the conditions to, the offer.

Objecting to the Offer. If you want to notify us of your objection to the offer with respect to all or any portion of your Given Imaging shares, and:

—

you are an Unlisted Holder with respect to such Given Imaging shares, you must notify us, through the TASE member, of your objection to the offer by delivering the Notice of Objection to the TASE member duly signed by you or your duly authorized attorney-in-fact. We refer to this as the Notice of Objection of an Unlisted Holder.

Each of the TASE members is required to deliver to the Israeli Depositary, at its address set forth on the back cover of this offer to purchase, prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date, one Notice of Objection, referred to as the Notice of Objection of TASE Member, representing all Notices of Objection delivered by each Unlisted Holder to such TASE member; or

—

you are a Listed Holder with respect to such Given Imaging shares, you must notify us, through the Israeli Depositary, of your objection to the offer by delivering the Notice of Objection to the Israeli Depositary at its address set forth on the back cover of this offer to purchase, duly signed by you, prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date. Delivery of the documents set forth above to the Israeli Depositary will be made against a certificate of receipt given by the Israeli Depositary.

We will disregard any Notices of Objection (whether Notices of Objection of TASE Members or Notices of Objection of Listed Holders) received by the Israeli Depositary after such deadline. In addition, if you (or the TASE member on your behalf) submit a Notice of Objection with respect to Given Imaging shares and thereafter you (or the TASE member on your behalf) deliver an Acceptance Notice by which you tender those Given Imaging shares, we will disregard your Notice of Objection. Similarly, if you (or the TASE member on your behalf) submit an Acceptance Notice by which you tender Given Imaging shares, and thereafter you (or the TASE member on your behalf) deliver to us a Notice of Objection with respect to those Given Imaging shares, we will disregard your Acceptance Notice. If you (or the TASE member on your behalf) submit an Acceptance Notice and a Notice of Objection concurrently with respect to the same Given Imaging shares, we will disregard the Notice of Objection.

Withdrawing your Objection. You may withdraw a previously submitted Notice of Objection at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date, as follows:

—

if you are an Unlisted Holder, you may withdraw your Notice of Objection by delivering to the TASE member to which you delivered your Notice of Objection, a copy of the Notice of Objection which was delivered by you, marked “Notice of Objection Cancelled” and accompanied by the date and time of delivery of your Notice of Objection to the TASE member, and your signature or the signature of your duly authorized attorney-in-fact; and

—

if you are a Listed Holder, you may withdraw your Notice of Objection by delivering to the Israeli Depositary a copy of the Notice of Objection which was delivered by you, marked “Notice of Objection Cancelled,” accompanied by the date and time of delivery of your Notice of Objection to the Israeli Depositary, and your signature or the signature of your duly authorized attorney-in-fact, and by returning the certificate of receipt to the Israeli Depositary.

Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date by following the procedures described above.

If, with respect to all or any portion of your Given Imaging shares, you object to the offer during the Initial Offer Period and the conditions to the offer have been satisfied or, subject to applicable law, waived by us, you may tender such Given Imaging shares during the Additional Offer Period, if applicable. See Section 1 and Section 11.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Given Imaging shares or Notice of Objection will be determined by us, in our sole discretion. This determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders or Notices of Objection that we determine not to be in proper form or, in the case of tenders, the acceptance for payment of which may be unlawful. We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in any tender of Given Imaging shares or Notice of Objection of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. A tender of Given Imaging shares or Notice of Objection will not have been made until all defects and irregularities have been cured or waived. None of us, our affiliates, our assigns, the Depositaries, the Information Agent, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in tenders or Notices of Objection or incur any liability for failure to give any notification. Subject to applicable law, our interpretation of the terms of, and conditions to, the offer (including the Acceptance Notices and instructions thereto) will be final and binding.

If you tender your Given Imaging shares pursuant to the applicable procedure described above, it will constitute your acceptance of the terms of, and conditions to, the offer, as well as your representation and warranty to us that:

—

you have the full power and authority to tender, sell, assign and transfer the tendered Given Imaging shares (and any and all Given Imaging shares or other securities issued or issuable in respect of your Given Imaging shares); and

—

when we accept your Given Imaging shares for payment, we will acquire good and unencumbered title to your Given Imaging shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

4.  WITHDRAWAL RIGHTS.

You may withdraw previously tendered Given Imaging shares at any time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, but not during the Additional Offer Period (see Section 1 and Section 11). In addition, under U.S. law, tendered Given Imaging shares may be withdrawn at any time after 60 days from the date of the commencement of the offer if the Given Imaging shares have not yet been accepted for payment by us. If we extend the Initial Offer Period, delay our acceptance for payment of Given Imaging shares or are unable to accept Given Imaging shares for payment pursuant to the offer for any reason, then, without prejudice to our rights under the offer but subject to applicable law, the Depositaries may, nevertheless, on our behalf, retain tendered Given Imaging shares, and those Given Imaging shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described in this Section 4. However, our ability to delay the payment for Given Imaging shares that we have accepted for payment is limited by applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of securityholders promptly after the termination or withdrawal of such bidder’s offer. Any delay will be by an extension of the offer to the extent required by law.

Withdrawal procedure for tenders to American Stock Transfer & Trust Company, our U.S. Depositary

If you tendered your Given Imaging shares to the U.S. Depositary, for a withdrawal to be effective, a written notice of withdrawal must be timely received by the U.S. Depositary at the address set forth on the back cover of this offer to purchase. Any notice of withdrawal must specify the name of the person who tendered the Given Imaging shares to be withdrawn, the number of Given Imaging shares to be withdrawn and the name of the registered holder of the Given Imaging shares, if different from the name of the person who tendered the Given Imaging shares. If certificates evidencing Given Imaging shares to be withdrawn have been delivered or otherwise identified to the U.S. Depositary, then, prior to the physical release of the certificates, the serial numbers shown on the certificates must be submitted to the U.S. Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Given Imaging shares have been tendered for the account of an eligible guarantor institution. If Given Imaging shares have been delivered pursuant to the procedures for book-entry transfer as set forth in Section 3, any notice of withdrawal must also specify the name and number of the account at

DTC to be credited with the withdrawn Given Imaging shares and otherwise comply with DTC’s procedures.

Withdrawals of tendered Given Imaging shares may not be rescinded. If you have properly withdrawn your Given Imaging shares, they will be deemed not to have been validly tendered for purposes of the offer. However, withdrawn Given Imaging shares may be re-tendered at any time prior to 10:00 a.m., New York time (5:00 p.m., Israel Time), on the Final Expiration Date by following the applicable procedure described in Section 3.

Withdrawal procedure for tenders to Clal Finance Batucha Investment Management Ltd., our Israeli Depositary

If you tendered your shares to the Israeli Depositary, you may withdraw your shares as follows:

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if you are an Unlisted Holder, you may withdraw your Given Imaging shares at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), by delivering to the TASE member to which you delivered your Acceptance Notice, a copy of the Acceptance Notice of an Unlisted Holder which was delivered by you, marked “Acceptance Notice Cancelled” and accompanied by the date and time of delivery of your Acceptance Notice to the TASE member, and your signature or the signature of your duly authorized attorney-in-fact; and

—

if you are a Listed Holder, you may withdraw your Given Imaging shares by delivering to the Israeli Depositary a copy of the Acceptance Notice of a Listed Holder which was delivered by you, marked “Acceptance Notice Cancelled,” accompanied by the date and time of delivery of your Acceptance Notice to the Israeli Depositary, and your signature or the signature of your duly authorized attorney-in-fact, and by returning the certificate of receipt to the Israeli Depositary. Promptly thereafter, the Israeli Depositary will return to you the share certificate(s) and Acceptance Notice delivered to the Israeli Depositary by you. Withdrawal of an Acceptance Notice by a Listed Holder may only be performed by delivering the cancelled Acceptance Notice to the Israeli Depositary at its address set forth on the back cover of this offer to purchase, at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Initial Completion Date.

Withdrawals of tendered Given Imaging shares may not be rescinded. If you have properly withdrawn Given Imaging shares, they will be deemed not to have been validly tendered for purposes of the offer. However, withdrawn Given Imaging shares may be re-tendered at any time prior to 5:00 p.m., Israel time (10:00 a.m., New York time), on the Final Expiration Date by following the applicable procedure described in Section 3.

Determination of Validity

All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by us, in our sole discretion, subject to applicable law, which determination will be final and binding on all parties. None of us or our affiliates or assigns, the Depositaries, the Information Agent, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

5.  MATERIAL U.S. FEDERAL INCOME TAX AND ISRAELI INCOME TAX CONSIDERATIONS.

Material U.S. Federal Income Tax Considerations.

U.S. Holders. The following discussion summarizes the material U.S. federal income tax considerations of the offer applicable to the shareholders of Given Imaging who are U.S. Holders and whose Given Imaging shares are tendered and accepted for payment pursuant to the offer. A “U.S. Holder” means a holder of Given Imaging shares who is:

—	a citizen or resident of the United States;

—

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United Sates, any state or political subdivision thereof or the District of Columbia;

—	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

—

a trust (A) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. Persons (as defined in the Code) have authority to control all of its substantial decisions, or (B) if, it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. Person.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, current and proposed Treasury Regulations promulgated under the Code, administrative pronouncements and judicial decisions and interpretations as of the date hereof, all of which are subject to differing interpretations or change, which change may apply retroactively and could materially affect the continued validity of this summary and the tax considerations described in this Section 5. Subject to the discussion set forth below under the heading entitled “Characterization of the Purchase if Given Imaging is a Passive Foreign Investment Company,” this discussion assumes that Given Imaging is not and has never been a “passive foreign investment company,” “controlled foreign corporation,” “foreign investment company” or “foreign personal holding company” for U.S. federal income tax purposes.

This discussion addresses only Given Imaging shares that are held as capital assets within the meaning of Section 1221 of the Code (generally, for investment). No ruling has been or will be sought from the U.S. Internal Revenue Service, or IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the offer. This discussion does not address all of the tax considerations that may be relevant to shareholders in light of their particular circumstances or certain types of shareholders subject to special treatment, including, without limitation:

—	regulated investment companies;

—	broker-dealers (including in securities or foreign currency) or insurance companies;

—	persons who have elected to apply a mark-to-market method of accounting;

—	tax-exempt organizations or retirement plans;

—	certain former citizens or former long-term residents of the United States;

—	persons subject to the alternative minimum tax;

—	banks and other financial institutions;

—	persons who hold their Given Imaging shares as part of a position in a straddle or as part of a hedging, conversion, constructive sale, synthetic security, or other integrated investment;

—	holders who received their Given Imaging shares through the exercise of employee stock options or otherwise as compensation;

—	partnerships or other pass-through entities or persons who hold their Given Imaging shares through partnerships or other pass-through entities;

—	holders who own directly, indirectly or by attribution at least 10.0% of the voting power of Given Imaging; and

—	persons whose functional currency is not the U.S. dollar.

In addition, this summary does not discuss any foreign, state, or local tax consequences or any U.S. tax consequences (e.g., estate or gift tax) relevant to U.S. Holders other than U.S. federal income tax consequences.

WE RECOMMEND THAT GIVEN IMAGING SHAREHOLDERS WHO ARE U.S. HOLDERS CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO THEM, INCLUDING THE EFFECTS OF

APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

FOR A DISCUSSION OF CERTAIN ISRAELI INCOME TAX CONSIDERATIONS THAT MAY APPLY TO U.S. HOLDERS, SEE BELOW UNDER “MATERIAL ISRAELI INCOME TAX CONSIDERATIONS.”

Characterization of the Purchase if Given Imaging is not a Passive Foreign Investment Company. The receipt of cash for Given Imaging shares pursuant to the offer will be treated as a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who sells Given Imaging shares pursuant to the offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Given Imaging shares sold pursuant to the offer. Gain or loss will be determined separately for each block of Given Imaging shares (i.e., Given Imaging shares acquired at the same cost in a single transaction) tendered pursuant to the offer. The gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Given Imaging shares for more than one year at the time of the consummation of the offer. Long-term capital gains are currently subject to a maximum rate of 15%. Special limitations apply to the use of capital losses.

Characterization of the Purchase if Given Imaging is a Passive Foreign Investment Company. In general, a non-U.S. corporation will be classified as a passive foreign investment company within the meaning of Section 1297(a) of the Code (“PFIC”) if, for any taxable year, at least 75% of its gross income consists of passive income (such as dividends, interest, rents, royalties, or gains on certain securities or commodities transactions), or at least 50% of the average value of its assets (determined on a quarterly basis) consists of assets that produce or are held for the production of, passive income. Given Imaging’s 2007 Form 20-F provides that Given Imaging, subject to the discussion therein, believes that in 2007 it was not a PFIC. The 2007 Form 20-F also provides that the determination of PFIC status is a factual determination that must be made annually at the close of each taxable year.

In general, if Given Imaging was characterized as a PFIC for 2007 or any prior taxable year or is a PFIC for 2008, any gain recognized by a U.S. Holder who sells Given Imaging shares pursuant to the offer would be treated as ordinary income and would be subject to tax as if the gain had been realized ratably over the holding period of the Given Imaging shares. The amount allocated to the current taxable year and any taxable year with respect to which Given Imaging was not a PFIC would be taxed as ordinary income (rather than capital gain) earned in the current taxable year. The amount allocated to other taxable years would be taxed at the highest marginal rates applicable to ordinary income for such taxable years, and the U.S. Holder also would be liable for an additional tax equal to the interest on such tax liability for such years. We recommend that U.S. Holders consult their tax advisors regarding the potential application of the PFIC rules to the sale of Given Imaging shares pursuant to the offer.

Information Reporting and Backup Withholding. Payments made by the U.S. Depositary in connection with the offer may be subject to information reporting to the IRS and possible backup withholding. Under the U.S. federal backup withholding tax rules, 28% of the gross proceeds payable to a shareholder or other payee pursuant to the offer must be withheld and remitted to the U.S. Treasury, unless the U.S. Holder (or other payee) who tenders its Given Imaging shares to the U.S. Depositary provides such shareholder’s (or other payee’s) taxpayer identification number (employer identification number or social security number) to the U.S. Depositary and otherwise complies with the backup withholding rules. Each U.S. Holder tendering its shares to the U.S. Depositary should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal or a Form W-8, as applicable, in order to provide the information and certificate necessary to avoid backup withholding. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holders’ U.S. federal income tax liability, provided the required information is furnished to the IRS.

Material Israeli Tax Considerations.

The following discussion summarizes the material Israeli tax considerations of the offer applicable to Given Imaging’s shareholders whose Given Imaging shares are tendered and accepted for payment pursuant to the offer. The following discussion is based on the Ordinance, the regulations promulgated thereunder, administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax considerations discussed below. There can be no assurance that the Israeli Tax Authority, or the ITA, or a court will not take a position contrary to the Israeli income tax considerations discussed herein or that any such contrary position taken by the ITA or a court would not be sustained. This discussion addresses only Given Imaging shares that are held as capital assets (generally, assets held for investment) within the meaning of the Ordinance. This discussion does not address all of the tax consequences that may be relevant to shareholders in light of their particular circumstances or certain types of shareholders subject to special treatment.

The tax discussion set forth below is based on present law. Because individual circumstances may differ, we recommend that holders consult their tax advisors to determine the applicability of the rules discussed below to you and the particular tax effects of the offer, including the application of Israeli or other tax laws.

The summary below does not discuss the effects of any non-Israeli tax laws. We recommend that holders of Given Imaging shares who are U.S. Holders consult their tax advisors regarding the U.S. federal, state and local income tax consequences of the offer. For a discussion of material U.S. federal income tax considerations, see above under “Material U.S. Federal Income Tax Considerations.”

Characterization of the Purchase. The receipt of cash for Given Imaging shares pursuant to the offer generally will be treated as a taxable transaction for Israeli income tax purposes, pursuant to which a holder of Given Imaging shares will be treated as having sold such Given Imaging shares.

General. Israeli law generally imposes a capital gains tax on a sale or disposition of any capital assets by Israeli residents, as defined for Israeli tax purposes (see Annex B), and on the sale of assets located in Israel, including Given Imaging shares in Israeli companies (such as Given Imaging), by non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise.

Tax Rates. Pursuant to the Ordinance and the regulations promulgated thereunder, as of January 1, 2006, the tax rate applicable to capital gains derived from the sale of Given Imaging shares, whether listed on a stock market or not, is 20% for Israeli individuals, unless such shareholder claims a deduction for financing expenses in connection with such Given Imaging shares, in which case the gain generally will be taxed at a rate of 25%. Additionally, if such shareholder is considered a “significant shareholder” at any time during the 12-month period preceding such sale, i.e., such shareholder holds directly or indirectly, including with others, at least 10% of any means of control in the company, the tax rate is 25%. Companies are subject to the corporate tax rate on capital gains derived from the sale of Given Imaging shares (currently 27%), unless such companies were not subject to the Israeli Income Tax Law (Inflationary Adjustments), 1985 (or certain regulations), or the Inflationary Adjustments Law, prior to August 10, 2005, in which case the applicable tax rate is 25%. However, the foregoing tax rates will not apply to: (i) dealers in securities; (ii) shareholders who acquired their Given Imaging shares prior to Given Imaging’s initial public offering on Nasdaq (that may be subject to a different tax arrangement); and (iii) in some cases, shareholders who received their Given Imaging shares through the exercise of employee stock options or otherwise as compensation. The tax basis of Given Imaging shares acquired prior to January 1, 2003 by individuals and by companies that were not subject to the Inflationary Adjustments Law will be determined in accordance with the average closing share price on the TASE or Nasdaq, as applicable, for the three trading days preceding January 1, 2003. However, a request may be made to the tax authorities to consider the actual adjusted cost of the Given Imaging shares as the tax basis if it is higher than such average price.

Non-Israeli residents. Non-Israeli residents generally will be exempt from capital gains tax on the sale of the Given Imaging shares, provided that such shareholders did not acquire their Given

Imaging shares prior to Given Imaging’s initial public offering and that the gains did not derive from a permanent establishment of such shareholders in Israel. However, non-Israeli corporations will not be entitled to such exemption if Israeli residents (i) have a controlling interest of 25% or more in such non-Israeli corporation, or (ii) are the beneficiary of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, pursuant to the Convention between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, as amended, or the U.S.- Israel Tax Treaty, the sale, exchange or disposition of Given Imaging shares by a person who (i) holds the Given Imaging shares as a capital asset, (ii) qualifies as a resident of the United States within the meaning of the U.S.-Israel Tax Treaty, and (iii) is entitled to claim the benefits afforded to such U.S. resident by the U.S.-Israel Tax Treaty (such person is referred to as a U.S. Treaty Resident), generally will not be subject to Israeli capital gains tax unless such U.S. Treaty Resident held, directly or indirectly, Given Imaging shares representing 10% or more of the voting power of Given Imaging during any part of the 12-month period preceding the sale, exchange or disposition, subject to certain conditions, or the capital gains can be allocated to a permanent establishment of such U.S. Treaty Resident in Israel. If the exemption is not available, such sale, exchange or disposition would be subject to Israeli capital gains tax to the extent applicable. Under the U.S.-Israel tax Treaty, such U.S. Treaty Resident would be permitted to claim a credit for Israeli income tax against the U.S. federal income tax imposed on the disposition, subject to the limitations in the U.S. tax laws applicable to foreign tax credits.

Israeli Withholding Tax. The gross proceeds payable to a tendering shareholder in the offer generally will be subject to Israeli withholding tax at the rate of 20% for individuals or 25% in the case of corporations, of the shareholder’s gain on such sale. An approval from the ITA was obtained with respect to the withholding tax rates applicable to shareholders as a result of the purchase of Given Imaging shares pursuant to the offer. The approval provides, among other things, that:

(1) tendering shareholders who acquired their Given Imaging shares after Given Imaging’s initial public offering on the Nasdaq and who, certify that they are NOT “residents of Israel” (and, in the case of a corporation, that no Israeli resident(s) (x) holds 25% or more of the means of control such corporation or (y) is the beneficiary of, or is entitled to, 25% or more of the revenues or profits of such corporation, whether directly or indirectly) will not be subject to Israeli withholding tax;

(2) eligible Israeli brokers or financial institutions holding Given Imaging shares solely on behalf of tendering shareholders will not be subject to Israeli withholding tax;

(3) tendering shareholders who are Israeli residents and who acquired their Given Imaging shares prior to Given Imaging’s initial public offering on Nasdaq, will be subject to Israeli withholding tax at a rate of 25% of the amount received by the tendering shareholder;

(4) tendering shareholders who are NOT “residents of Israel” and who acquired their Given Imaging shares prior to Given Imaging’s initial public offering on Nasdaq, will be subject to Israeli withholding tax at a rate of 25% of the amount received by the tendering shareholder, unless the tendering shareholder submits an A-114 Form approving such shareholder’s residence in a country with whom Israel has a tax treaty which exempts Israeli capital gains tax, duly signed by the tendering shareholder and authorized by the tax authority of such country, in which event such tendering shareholder will not be subject to Israeli withholding tax; and

(5) tendering shareholders who are not described in clauses (1),(2), (3) and (4) above, will be subject to Israeli withholding tax at a fixed rate of 8.61% of the amount received by the tendering shareholder pursuant to the offer.

Notwithstanding the foregoing, should any tendering shareholder present us with a valid approval from the ITA applying withholding tax at a lesser rate than those described above or otherwise granting a specific exemption from Israeli withholding tax, we will act in accordance with such approval.

More specifically, based on the approval, if a Given Imaging shareholder tenders its Given Imaging shares to:

—

the U.S. Depositary, the U.S. Depositary may be required to withhold 25% of the gross proceeds payable to such shareholder pursuant to the offer, unless such shareholder, upon the terms and conditions set forth in the Letter of Transmittal, either:

–

certify, by completing the Declaration Form (Declaration of Status for Israeli Income Tax Purposes), or the Declaration Form, included in the Letter of Transmittal or otherwise delivered to such shareholder, that (1) such shareholder is NOT a “resident of Israel” for purposes of the Ordinance, and if it is a corporation that is NOT a “resident of Israel” — that Israeli residents are NOT “controlling shareholders” (as defined under Section 68A of the Ordinance) of such corporation, nor are Israeli residents the beneficiaries of, and are not entitled to, 25% or more of such corporation’s revenues or profits, whether directly or indirectly and either (A) acquired their Given Imaging shares after Given Imaging’s initial public offering on Nasdaq (i.e., after October 3, 2001), or (B) acquired their Given Imaging shares prior to Given Imaging’s initial public offering on Nasdaq and submit an A-114 Form approving such shareholder’s residence in a country with whom Israel has a tax treaty, which exempts Israeli capital gains tax, duly signed by the tendering shareholder and authorized by the tax authority of such country, or (2) such shareholder is a bank, broker or financial institution resident in Israel that (A) is holding the Given Imaging shares solely on behalf of beneficial shareholder(s) (so-called “street name” holders) and (B) is subject to the provisions of the Ordinance and regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the gross proceeds (if any) paid by such shareholder to the beneficial shareholder(s) with respect to the Given Imaging shares tendered by such shareholder on their behalf. In such case, the U.S. Depositary will not withhold any Israeli withholding tax from the gross proceeds payable to you pursuant to the offer; or

–

provide the U.S. Depositary, with a copy (which shall not constitute notice) to Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., our legal counsel in Israel, at its address set forth on the back cover of this offer to purchase, a valid certificate from the ITA entitling such shareholder to an exemption or a specified withholding tax rate, referred to as the ITA Waiver. In such case, the U.S. Depositary will withhold Israeli withholding tax (or not withhold, if such shareholder is entitled to an exemption) from the gross proceeds payable to it pursuant to the offer in accordance with such ITA Waiver; or

–

certify, by completing the Declaration Form, that (1) such shareholder is a “resident of Israel” and acquired his Given Imaging shares after Given Imaging’s initial public offering on Nasdaq (i.e., after October 3, 2001). In such case, the U.S. Depositary will withhold 8.61% from the gross proceeds payable to such tendering shareholder pursuant to the offer.

—	the Israeli Depositary, and such shareholder

–

holds its Given Imaging shares through a TASE member, such TASE member will withhold Israeli income tax, if applicable, at the rate of up to 20% for individuals and up to 25% for corporations, of the gain realized by such shareholder from the sale of Given Imaging shares in the offer, in accordance with the Israeli Income Tax Regulations (Withholding from Consideration, Payment or Capital Gains on the Sale of a Security or Forward Transaction), 5763-2000; or

–

is named as a holder of Given Imaging shares in the Register of Shareholders of Given Imaging in Israel, the Israeli Depositary may be required to withhold 25% if the Given Imaging shares were acquired prior to Given Imaging’s initial public offering on Nasdaq of the amount received by the tendering shareholder pursuant to the offer, unless such shareholder provides the Israeli Depositary, with a copy (which shall not constitute notice) to Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., our legal counsel in Israel, at its address set forth on the back cover of this offer to purchase, with a valid ITA Waiver, in which case, the Israeli Depositary will withhold Israeli withholding tax (or not withhold, if such shareholder is entitled to an exemption) from the gross proceeds payable to it pursuant to the offer in accordance with such ITA Waiver.

We recommend that you consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any withholding tax reduction or exemption, and the refund procedure).

Please note that if a shareholder tenders its Given Imaging shares to the U.S. Depositary and provides a Declaration Form, you also consent to the provision of such Declaration Form to us and to the ITA in case the ITA so requests for purposes of audit or otherwise.

All questions as to the validity, form or eligibility of any Declaration Form or ITA Waiver (including time of receipt) and, subject to applicable law, the withholding of Israeli taxes, will be determined by us, in our sole discretion. This determination will be final and binding on all parties. We reserve the absolute right to reject any or all Declaration Forms or ITA Waivers that we determine not to be in proper form or pursuant to which the failure to withhold any Israeli taxes may be unlawful. We also reserve, subject to applicable law, the absolute right, in our sole discretion, to waive any defect or irregularity in any Declaration Form or ITA Waiver of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. None of us, our affiliates, our assigns, the Depositaries, the Information Agent, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities or incur any liability for failure to give any notification.

An excerpt of the definition of an Israeli resident in the Ordinance is attached as Annex B.

The Israeli withholding tax is not an additional tax. Rather, the Israeli income tax liability of shareholders subject to Israeli withholding tax will be reduced by the amount of Israeli tax withheld. If Israeli withholding tax results in an overpayment of Israeli taxes, the holder may apply to the ITA in order to obtain a refund. However, no assurance is given as to whether and when the ITA will grant such refund.

The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential Israeli tax effects of the offer. We recommend that Given Imaging shareholders consult their tax advisors concerning the Israeli and non-Israeli tax consequences to them of tendering their shares in the offer.

6.  PRICE RANGE OF THE SHARES ETC.

Given Imaging shares are listed and traded on Nasdaq and the TASE in each case under the ticker symbol “GIVN.” Given Imaging shares commenced trading on Nasdaq in October 2001 and on the TASE in March 2004.

The following table sets forth, for each of the fiscal quarters indicated, the high and low closing sale price per share on Nasdaq and the TASE as reported in published financial sources. All share prices on Nasdaq are reported in U.S. dollars and all share prices on the TASE are reported in NIS. On May 12, 2008, the prevailing exchange rate was $1.00 for NIS 3.45.

Quarter	Nasdaq Global Market		The Tel Aviv Stock Exchange
	High	Low	High		Low
2006
First Quarter	$28.37	$21.65	NIS	132.60	NIS	101.60
Second Quarter	$24.07	$15.06	NIS	109.80	NIS	67.36
Third Quarter	$19.85	$14.46	NIS	86.50	NIS	65.02
Fourth Quarter	$22.76	$18.85	NIS	98.27	NIS	80.54
2007
First Quarter	$22.04	$19.25	NIS	92.74	NIS	81.47
Second Quarter	$31.42	$21.22	NIS	125.10	NIS	86.14
Third Quarter	$31.49	$25.02	NIS	135.90	NIS	102.70
Fourth Quarter	$30.19	$22.43	NIS	123.60	NIS	47.17
2008
First Quarter	$23.29	$14.36	NIS	90.58	NIS	47.17
Second Quarter*	$17.39	$14.90	NIS	61.48	NIS	51.03

*	Through May 12, 2008.

The following table sets forth, for each of the months indicated, the high and low closing sale price per share on Nasdaq and the TASE as reported in published financial sources. All share prices on Nasdaq are reported in U.S. dollars and all share prices on the TASE are reported in NIS. On May 12, 2008, the prevailing exchange rate was $1.00 for NIS 3.45.

Month	Nasdaq Global Market		The Tel Aviv Stock Exchange
	High	Low	High		Low
March 2007	$22.04	$19.79	NIS	92.63	NIS	83.88
April 2007	$24.09	$21.22	NIS	99.91	NIS	86.14
May 2007	$27.07	$24.46	NIS	109.30	NIS	97.22
June 2007	$31.42	$24.81	NIS	125.10	NIS	102.40
July 2007	$31.49	$27.42	NIS	135.90	NIS	117.10
August 2007	$29.13	$25.02	NIS	126.60	NIS	104.10
September 2007	$27.76	$25.47	NIS	112.80	NIS	102.70
October 2007	$30.19	$28.25	NIS	123.60	NIS	111.40
November 2007	$27.20	$23.12	NIS	108.60	NIS	90.26
December 2007	$23.75	$22.43	NIS	91.50	NIS	87.53
January 2008	$23.29	$15.59	NIS	90.58	NIS	58.49
February 2008	$17.06	$14.36	NIS	61.98	NIS	47.17
March 2008	$17.30	$14.88	NIS	59.62	NIS	49.91
April 2008	$17.11	$14.90	NIS	61.48	NIS	51.03
May 2008*	$17.39	$16.18	NIS	60.00	NIS	57.00

*	Through May 12, 2008.

The average closing sale price for Given Imaging shares on Nasdaq during the six months prior to the date of this offer to purchase, i.e., between December 12, 2007 and May 12, 2008 was $17.49 per share. Accordingly, the purchase price in the offer is 5.4% lower than the said average closing price on Nasdaq and is 2.2% higher than the closing price on Nasdaq on May 12, 2008.

The average closing sale price for Given Imaging shares on the TASE during the six months prior to the date of this offer to purchase, i.e., between December 12, 2007 and May 12, 2008, was NIS 63.99 ($18.54 based on an exchange rate of NIS 3.45 per U.S. dollar as of May 12, 2008) per share. Accordingly, the purchase price in the offer (NIS 57.06 based on an exchange rate of NIS 3.45 per U.S. dollar as of May 12, 2008) is 10.8% lower than the said average closing price on the TASE and is 0.1% lower than the closing price on the TASE on May 12, 2008.

On May 15, 2008, the last full trading day prior to the commencement of the offer, the closing sale price per share as reported on Nasdaq was $15.75, and as reported on the TASE was NIS 54.49 ($15.91 based on an exchange rate of NIS 3.42 per U.S. dollar as of May 15, 2008).

We recommend that you obtain a current market quotation for Given Imaging shares.

Based on Given Imaging’s consolidated financial statements for the year ended December 31, 2007, Given Imaging’s shareholders equity was $133.6 million and its shareholders’ equity per share (based on 29,241,785 Given Imaging shares outstanding on such date) was $4.57, in each case as of December 31, 2007.

7.  EFFECTS OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

Our purchase of Given Imaging shares pursuant to the offer will reduce the number of Given Imaging shares that might otherwise be traded publicly and may reduce the number of Given Imaging shareholders. In particular, if the offer is consummated, Given Imaging’s “public float,” that is the number of Given Imaging shares owned by Given Imaging’s non-affiliated shareholders and available for trading in the securities markets, will be reduced. This may result in lower share prices or reduced liquidity in the trading market for Given Imaging shares in the future. Nonetheless, we anticipate that there will be a sufficient number of Given Imaging shares issued and outstanding and publicly-traded following consummation of the offer to ensure a continued trading market for the Given Imaging shares. Based upon published guidelines of Nasdaq and the TASE, we believe that our purchase of Given Imaging shares pursuant to the offer will not, in itself, cause the remaining Given Imaging shares to be delisted from Nasdaq or the TASE.

The Given Imaging shares are currently “margin securities” under the rules and regulations of the Board of Governors of the Federal Reserve System. This has the effect, among other things, of allowing brokers to extend credit to their customers using such Given Imaging shares as collateral. We believe that, following the purchase of Given Imaging shares pursuant to the offer, the Given Imaging shares will continue to be “margin securities” for purposes of the margin rules and regulations of the Board of Governors of the Federal Reserve System.

Given Imaging shares are registered under the Exchange Act, which requires, among other things, that Given Imaging furnish certain information to its shareholders and the SEC. We believe that our purchase of Given Imaging shares pursuant to the offer will not result in deregistration of the Given Imaging shares under the Exchange Act or otherwise cause Given Imaging to no longer be subject to the reporting requirements of the Exchange Act applicable to it (as a “foreign private issuer”).

8.  INFORMATION CONCERNING GIVEN IMAGING.

Except as otherwise set forth in this offer to purchase, the information concerning Given Imaging contained in this offer to purchase has been taken from or is based upon publicly available documents and records on file with the SEC and other public sources. The summary information set forth below is qualified in its entirety by reference to these documents and records. We assume no responsibility for the accuracy or completeness of the information contained in such documents or records or for any failure by Given Imaging to disclose events that may have occurred and may affect the significance or accuracy of any such information.

Overview. Given Imaging’s legal and commercial name is Given Imaging Ltd. and its legal form is a company limited by shares. It was incorporated under the laws of the State of Israel in 1998 under the name of Given Imaging Ltd. Given Imaging’s corporate headquarters and principal executive offices are located at Hermon Building, New Industrial Park, Yoqneam 20692, Israel. Its telephone number in Israel is +972-4-909-7777. Given Imaging’s website address is www.givenimaging.com. However, information contained on Given Imaging’s website does not constitute a part of this offer to purchase.

Given Imaging manufactures and markets innovative diagnostic products for visualization and detection of disorders of the gastrointestinal tract. In October 2001, Given Imaging conducted an initial public offering of its shares and its shares commenced trading on the Nasdaq National Market (now the Nasdaq Global Market) and, in March 2004, its shares also commenced trading on the TASE. Given Imaging shares are listed on both Nasdaq and the TASE under the ticker symbol “GIVN.”

Available Information. Given Imaging is subject to the informational filing requirements of the Exchange Act applicable to “foreign private issuers” and, in accordance therewith, is obligated to file reports, including annual reports on Form 20-F, and other information with the SEC relating to its business, financial condition and other matters.

These reports and other information should be available for inspection at the public reference facilities of the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549, and at the regional offices of the SEC. Copies of this information should be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Given Imaging’s filings are also available on the SEC’s website (http://www.sec.gov).

According to Chapter E’3 of the Israeli Securities Law and regulations promulgated thereunder, Given Imaging is required to file with the ISA and the TASE any document it is required to file or that it has furnished or made public to its investors in accordance with U.S. law and any other information that it receives from its shareholders regarding their holdings in Given Imaging, and which was furnished or that has to be furnished, according to U.S. law, to Given Imaging’s shareholders. Such filings are available on the TASE’s website (http://maya.tase.co.il/bursa/index.asp) and on the ISA’s website (http://www.magna.isa.gov.il).

9. INFORMATION CONCERNING ELRON.

Elron. Our legal and commercial name is Elron Electronic Industries Ltd. and our legal form is a company limited by shares. We are an Israeli company founded in 1962 and headquartered in Israel. Our corporate headquarters and principal executive offices are located at 3 Azrieli Center, 42nd Floor, The Triangular Tower, Tel-Aviv 67023, Israel. Our telephone number is +972-3-607-5555. Our website address is www.elron.net. However, information contained on our website does not constitute a part of this offer to purchase.

Our shares are listed on the Nasdaq Global Select Market and the TASE, in each case under the ticker symbol “ELRN.” We are a high technology holding company that operates through subsidiaries and affiliated companies referred to as our group companies. We have been a major force in the development of Israeli high technology industry by building Israeli and Israel-related companies with technologies in the fields of medical imaging, advanced defense electronics, telecommunications, semiconductors and software products and services and today operates through its group companies in the fields of medical devices, information and communication technology, clean technology and semi-conductors.

We are 48.6% owned by Discount Investment Corporation Ltd., or DIC, a holding company incorporated in Israel whose shares are listed on the TASE under the ticker symbol “DISI.” DIC is a majority owned subsidiary of IDB Holding Corporation Ltd., or IDBH, a holding company incorporated in Israel whose shares are listed on the TASE under the symbol “IDBH.” Please read Section 9 for additional information concerning us.

Additional Information. The name, citizenship, business address, present principal occupation and material positions held during the past five years of each of our executive officers, directors and other “senior office holders” (as such term is defined under the Israeli Securities Law) are set forth in Schedule I to this offer to purchase. Schedule I also sets forth the name, business address, telephone number and certain other information with respect to DIC and IDBH, our “controlling shareholders” for purposes of this offer to purchase, and certain other persons who may be deemed to ultimately control us.

None of Elron, our directors, our officers or, to our knowledge after due inquiry of the relevant person or entity, the other persons or entities listed on Schedule I:

—	has been convicted in a criminal proceeding in the past five years (excluding traffic violations or similar misdemeanors);

—

has been party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws; or

—

has been otherwise convicted in a criminal proceeding and the statute of limitation regarding such conviction, pursuant to the Israeli Criminal Registration and Rehabilitation Law, 1981, has not elapsed prior to the date of this offer to purchase.

Available Information. We have filed with the SEC a Schedule TO, which includes this offer to purchase as an exhibit thereto and contains additional information concerning the offer.

We are subject to the informational filing requirements of the Exchange Act applicable to “foreign private issuers” and, in accordance therewith, are obligated to file reports, including annual reports on Form 20-F, and other information with the SEC relating to our business, financial condition and other matters.

These reports and other information should be available for inspection at the public reference facilities of the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549, and at the regional offices of the SEC. Copies of this information should be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Elron’s filings are also available on the SEC’s website (http://www.sec.gov).

According to Chapter E’3 of the Israeli Securities Law and regulations promulgated thereunder, Elron is required to file with the ISA and the TASE any document it is required to file or that it has furnished or made public to its investors in accordance with U.S. law and any other information that it receives from its shareholders regarding their holdings in Elron, and which was furnished or that has to be furnished, according to U.S. law, to Elron’s shareholders. Such filings are available on the TASE’s website (http://maya.tase.co.il/bursa/index.asp) and on the ISA’s website (http://www.magna.isa.gov.il).

10.  SOURCES AND AMOUNT OF FUNDS.

The offer is not conditioned on the availability of financing. We estimate that the total amount of funds that we will require to consummate the offer, including fees and expenses, is approximately $24.5 million. The offer will be financed by our own internal resources and credit lines. We possess all necessary funds to consummate the offer from cash on hand. To secure the payment for the Given Imaging shares tendered in the offer, the Israeli Depositary, who is a member of the TASE, has agreed to guarantee our obligation to pay for the Given Imaging shares. In addition, to secure this guarantee, we have engaged the Israeli Depositary to act as an escrow agent and, if requested by the Israeli Depositary, we will deposit cash into an escrow account in an amount sufficient to pay for the total number of Given Imaging shares that we are offering to purchase in the offer.

11.  CONDITIONS TO THE OFFER.

Under Israeli law, we will become irrevocably bound to purchase, subject to proration, the Given Imaging shares validly tendered in the offer and not properly withdrawn prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Final Expiration Date, subject to the following conditions. Notwithstanding any other provisions of the offer, and in addition to (and not in limitation of) our rights to extend the Initial Offer Period or otherwise amend the terms of the offer at any time, we shall not be required to accept for payment and, subject to Israeli law, the Exchange Act and any applicable rules and regulations of the SEC, including our obligation to either pay for or return tendered Given Imaging shares promptly after the termination or withdrawal of the offer under Rule 14e-1(c) under the Exchange Act, pay for, and may delay the acceptance for payment of and accordingly the payment for, any tendered Given Imaging shares, and terminate the offer, if, in our reasonable judgment, any of the following occurs:

(a) at 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, either of the following conditions has not been satisfied:

(1) there shall have been validly tendered and not properly withdrawn Given Imaging shares representing at least 5.0% of the issued and outstanding shares of Given Imaging on the Initial Completion Date (currently, at least 1,462,640 Given Imaging shares), such that following the consummation of the offer, we will beneficially own approximately 32.4% of the issued and outstanding Given Imaging shares or, when taken together with the issued and outstanding Given Imaging shares owned by our affiliates, we will beneficially own approximately 48.5% of the issued and outstanding Given Imaging shares; or

(2) as required by Israeli law, at the completion of the Initial Offer Period, the aggregate number of Given Imaging shares validly tendered in the offer and not properly withdrawn (excluding Given Imaging shares held by us, certain of our affiliates or certain of Given Imaging’s affiliates pursuant to Section 331(c) of the Israeli Companies Law) is greater than the aggregate number of Given Imaging shares represented by Notices of Objection to the offer;

(b) (1) at any time on or after commencement of the offer and prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date,

—	any “event” (as such term is defined below) shall have occurred,

—	we did not know and could not have known of, and we did not foresee and could not have foreseen, in each case, on the date of this offer to purchase, the occurrence of such “event,” and

—

such “event” would cause the terms of the offer as a result of such event to become materially different from the terms which a reasonable offeror would have proposed had it known of such “event” on the date of this offer to purchase;

For purposes of this paragraph (b)(1), an “event” shall mean any of the following:

(A)

any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency of competent jurisdiction, domestic or foreign;

(B)	any action or proceeding threatened, instituted or pending by any governmental entity or third party before a court or other authority of competent jurisdiction, domestic or foreign; or

(C)

any change that has or will have occurred (or any development that has or will have occurred involving prospective changes) in the business, assets, liabilities, conditions (financial or otherwise), prospects or results of operations of Given Imaging that has, or could reasonably be expected to have, in our reasonable discretion, a material adverse effect on Given Imaging or, assuming consummation of the offer, on us; or

(2) at any time on or after commencement of the offer and prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, there has or will have occurred, and continue to exist, any of the following:

—	any general suspension of, or limitation on prices for, trading in securities on Nasdaq or the TASE;

—

a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Israel (whether or not mandatory) or a material limitation (whether or not mandatory) by any governmental entity on the extension of credit by banks or other lending institutions;

—	a commencement of a war, armed hostilities or other national or international crisis directly or indirectly involving the United States or Israel;

—	in the case of any of the foregoing existing at the time of the commencement of the offer, a material escalation or the worsening thereof;

—

any change in the general political, market, economic or financial conditions in the United States, Israel or abroad that could, in our reasonable judgment, have a material adverse effect on us, Given Imaging or the trading of Given Imaging shares; or

—

a tender offer or exchange offer for any or all of Given Imaging shares, or any merger, acquisition, business combination or other similar transaction with or involving Given Imaging or any of its subsidiaries, shall have been proposed, announced or made by any person or has been publicly disclosed; or

(c) at least one Israeli business day prior to the Initial Completion Date, we shall not have obtained any approvals, licenses, permits or consents of any competent authority or any other approval, which is required under applicable law in order to purchase the Given Imaging shares pursuant to the offer (see Section 12). This includes any requirement that any governmental, administrative or regulatory authority or agency has imposed, or has sought to impose, to the terms of, or the disclosure with respect to, the offer, the compliance with which would (1) result in unreasonable cost or expense to us, (2) require unreasonable commercial efforts by us, or (3) otherwise would prohibit consummation of the offer or prevent consummation thereof within the time periods prescribed by applicable law.

The foregoing conditions may be asserted by us regardless of the circumstances giving rise to any such conditions and, in the case of clause (b) above, subject to applicable law, may be waived by us in whole or in part at any time and from time to time until the Initial Completion Date (as may be extended), in each case, in the exercise of our reasonable judgment. You should be aware that, under Israeli law, we may not waive the conditions set forth in clause (a) and clause (c) above.

Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date. Any determination by us concerning any condition described in this Section 11 shall be final and binding on all parties. A public announcement may be made of a material change in, or waiver of, such conditions, and the Initial Offer Period may, in certain circumstances, be extended in connection with any such change or waiver.

Should the offer be terminated pursuant to the foregoing provisions, all tendered Given Imaging shares not theretofore accepted for payment shall promptly be returned by the Depositaries to the tendering shareholders.

The offer is not conditioned on our obtaining financing or the approval of the board of directors of Given Imaging.

12.  LEGAL MATTERS AND REGULATORY APPROVALS.

Israeli Antitrust Authority. On May 4, 2008, we filed an application with respect to the offer with the Israeli Antitrust Authority. In the application, we sought the approval of the Israeli Antitrust Authority that the purchase by us of additional Given Imaging shares which would result in our owning approximately 48.5% of the outstanding Given Imaging shares would not require the filing of merger notices pursuant to the Israeli Restricted Trade Practices Law, 5748-1988. On May 6, 2008, we received the approval of the Israeli Antitrust Authority to proceed with the offer.

The Israeli Securities Authority. Pursuant to the Israeli Securities Law, if the ISA, including an employee it authorized for that purpose, determines that this offer to purchase and related materials do not contain all the information that the ISA believes is important for a reasonable offeree, or that this offer to purchase and related materials do not comply with the provisions of the Israeli Securities Law, the ISA may direct, during the period in which the offer is open, that the Initial Completion Date be postponed, and the ISA may direct, after having given us appropriate opportunity for a fair hearing before it, that an amendment to this offer to purchase and related materials be published within one Israeli business day (unless it stipulates another time), or that an amended offer to purchase and related materials should be provided in the form and manner it directs. The ISA may order the postponement of the Initial Completion Date, if it sees fit to do so, for the protection of the interests of the offerees.

The U.S. Securities and Exchange Commission. The SEC may or may not review and comment on this offer to purchase and related documents. However, the offer has not been approved or disapproved by the SEC (or, for that matter, any state securities commission or the ISA), nor has the SEC (or any state securities commission or the ISA) passed upon the fairness or merits of the offer or upon the accuracy or adequacy of the information contained in this offer to purchase. Any representation to the contrary is a criminal offense.

General. In addition, we must receive any necessary material approval, permit, authorization or consent of any U.S., Israeli or other governmental, administrative or regulatory agency (federal, state, local, provincial or otherwise) prior to the Initial Completion Date. Except as set forth above, we are not aware of any license or regulatory permit that appears to be material to the business of Given Imaging and its subsidiaries, taken as a whole, that might be adversely affected by our acquisition of Given Imaging shares pursuant to the offer. If any such material approval or other action is required, we presently contemplate to use our reasonable commercial efforts to obtain such approval or take such action. While, except as otherwise described in this offer to purchase, we do not presently intend to delay the acceptance for payment of, or payment for, Given Imaging shares tendered in the offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions, or that failure to obtain any such approval or other action might not result in unknown or unforeseen consequences adverse to Given Imaging’s business. See Section 11 for conditions to the offer, including conditions with respect to regulatory approvals.

13.  FEES AND EXPENSES.

We have retained MacKenzie Partners, Inc. to serve as the Information Agent for the offer, American Stock Transfer & Trust Company, Given Imaging’s U.S. transfer agent, to serve as the U.S. Depositary for the offer, and Clal Finance Batucha Investment Management Ltd. to serve as the Israeli Depositary for the offer.

The Information Agent may contact holders of Given Imaging shares by personal interview, mail, telephone, facsimile and other methods of electronic communication and may request brokers, dealers, banks, trust companies and other nominees to forward the materials relating to the offer to beneficial holders. As compensation for acting as Information Agent in connection with the offer, MacKenzie Partners, Inc. will be paid a reasonable and customary fee for its services and will also be reimbursed for reasonable out-of-pocket expenses and may be indemnified against specified liabilities and expenses in connection with the offer, including specified liabilities under the federal securities laws. We will pay the Depositaries reasonable and customary compensation for their services in connection with the offer and reimburse them for reasonable out-of-pocket expenses, and will indemnify them against specified liabilities and expenses in connection with their services, including specified liabilities under the federal securities laws.

It is estimated that the expenses incurred in connection with the offer will be approximately as set forth below:

Information Agent Fees and Expenses	$15,000.00
U.S. and Israeli Depositaries’ Fees and Expenses	35,000.00
Filing Fees	950.75
Legal Fees	170,000.00
Printing and Mailing Costs	28,000.00
Miscellaneous	10,000.00

Total	$258,950.75

Except as set forth above, we will not pay any fees or commissions to any broker or dealer or other person or entity in connection with the solicitation of tenders of Given Imaging shares pursuant to the offer. We will, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding materials relating to the offer to their customers.

14.  MISCELLANEOUS.

We are making the offer to shareholders of Given Imaging by this offer to purchase and the related documents delivered to you. We are not aware of any jurisdiction where the making of the offer is prohibited by administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the offer or the acceptance of the Given Imaging shares pursuant thereto, we will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the offer. If, after this good faith effort, we cannot comply with the state statute, subject to applicable law, the offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Given Imaging shares in that state. In those jurisdictions where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, we will endeavor to make arrangements to have the offer made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

No person has been authorized to give any information or to make any representation on our behalf not contained herein or in the related documents delivered to you and, if given or made, such information or representation must not be relied upon as having been authorized.

Pursuant to Rule 14d-3 under the Exchange Act, we have filed with the SEC the Schedule TO, together with exhibits, furnishing additional information with respect to the offer. The Schedule TO and any amendments thereto, including exhibits, should be available for inspection at the public reference facilities of the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549, and at the regional offices of the SEC. Copies of this information should be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website http://www.sec.gov that contains reports and other information filed electronically with the SEC.

Pursuant to the Securities Regulations (Tender Offer), 5760-2000, we have filed a copy of this offer to purchase with the ISA and the TASE.

Elron Electronic Industries Ltd.
By:	/s/ Doron Birger		By:	/s/ Rinat Remler
	Name: Doron Birger			Name: Rinat Remler
	Title:	President & Chief Executive Officer		Title:	Vice President & Chief Financial Officer

May 16, 2008

ANNEX A
Excerpt of Section 331 of the Israeli Companies Law 5759-1999
(Unofficial Translation from Hebrew)

“331. Consent of shareholders

(a)	A special tender offer shall be addressed to all offerees, and the offerees may announce their consent to the special tender offer or their objection thereto.

(b)	A special tender offer may not be accepted unless a majority of the votes of offerees, who announced their position with respect thereto, agreed to the offer.

(c)

In counting the votes of the offerees, the votes of a controlling shareholder of the offeror, a shareholder who owns a controlling parcel of shares in the company, or of persons on their behalf or on behalf of the offeror, including their relatives and corporations under their control, shall be excluded.

(d)

If a special tender offer is accepted, then all offerees, who had not announced their position with respect the offer or who objected to the offer, may agree to the offer, not later than four days after the last date for acceptance of the tender offer, or by another date to be set by the Minister for this purpose, and they shall be treated like persons who agreed to the offer from the start.”

ANNEX B
Definition of Israeli Resident for Israeli Tax Purposes
(Unofficial Translation from Hebrew)

The following is an excerpt of Section 1 of the Israeli Income Tax Ordinance [New Version], 1961, as amended, which defines a “resident of Israel” or a “resident” as follows:

(A)	with respect to an individual–a person whose center of vital interests is in Israel; for this purpose the following provisions will apply:

(1)	in order to determine the center of vital interests of an individual, account will be taken of the individual’s family, economic and social connections, including, among others:

(a)	place of permanent home;

(b)	place of residential dwelling of the individual and the individual’s immediate family;

(c)	place of the individual’s regular or permanent occupation or the place of his permanent employment;

(d)	place of the individual’s active and substantial economic interests;

(e)	place of the individual’s activities in organizations, associations and other institutions;

(2)	the center of vital interests of an individual will be presumed to be in Israel:

(a)	if the individual was present in Israel for 183 days or more in the tax year;

(b)

if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, “day” includes a part of a day;

(3)	the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

(4)	. . . ;

(B)	with respect to a body of persons–a body of persons which meets one of the following:

(1)	it was incorporated in Israel;

(2)	the “control and management” of its business is exercised in Israel.”

SCHEDULE I

A. DIRECTORS, EXECUTIVE OFFICERS AND OTHER SENIOR OFFICE HOLDERS OF ELRON, DIC, IDBD AND IDBH

The following table sets forth the name, address, age, present principal occupation or employment and material occupations, positions, offices or employments for the past five years, of the directors, executive officers and other “senior office holders” (as such term is defined under the Israeli Securities Law) of each of Elron, DIC, IDBD and IDBH.

Directors and Executive Officers
of
Elron Electronic Industries Ltd.

Unless otherwise indicated, all of Elron’s directors, executive officers and other senior office holders are citizens of Israel and their address is 3 Azrieli Center, 42nd Floor, The Triangular Tower, Tel-Aviv 67023, Israel.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Arie Mientkavich	65	Chairman of the Board of Directors	Current principal occupation: Chairman of Elron, Deputy Chairman of Gazit Globe Ltd. and Chairman of Gazit Globe Israel (Development) Ltd., a real estate investment group.

Material positions in past 5 years: Deputy Chairman of IDBH since May 2006 and Chairman of Clal Tourism Ltd.(1) (“Clal Tourism”) since January 2007. Chairman of Israel Discount Bank Ltd. and several subsidiaries from 1997 to 2006.

Ami Erel	61	Director

Current principal occupation: President & Chief Executive Officer of DIC (2), Chairman of NetVision Ltd. (3), Cellcom Israel Ltd. (4) and Koor Industries Ltd. (5)
Material positions in past 5 years: Chairman of Elron from November 1999 to January 2007. Chief Executive Officer of Elron from November 1999 to December 2001. Chief Executive Officer of NetVision Ltd. from March until September 2007, director of various companies held by DIC (“DIC Group”).

Avraham Asheri 12 Yoshpe Street Apt. 7 Mevasseret Zion 90805 Israel	70	Director	Current principal occupation: Director of companies. Material positions in past 5 years: President of Israel Discount Bank from November 1991 until July 1998.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Prof. Yair B’ery 6 Sweden Street Petah Tikva 49317 Israel	51	Director

Current principal occupation: Professor—Department of Electrical Engineering, Tel Aviv University.
Material positions in past 5 years: From 1998 until 2005, worked with Benny Steinmetz’s Group and co-founded STI- Ventures, a high technology investment group.

Yaacov Goldman 39 Nachlieli Street Hod Hasharon 45355 Israel	52	Director	Current principal occupation: Director of companies. Material positions in past 5 years: From 1991 until 2000, senior partner of Kesselman and Kesselman (member firm of PricewaterhouseCoopers).
Prof. Gabriel Barbash 14 Zisman Street Ramat Gan 53521 Israel	58	Director

Current principal occupation: Director General of the Tel Aviv Sourasky Medical Center.
Material positions in past 5 years: Director General of the Tel Aviv Sourasky Medical Center since 1999. Chairman of Teuza Venture Capital Fund from 2000 to 2003;

Nochi Danker (6) 3 Azrieli Center The Triangular Tower, 44nd Floor Tel-Aviv 67023 Israel	53	Director

Current principal occupation: Chairman and Chief Executive Officer of IDBH; Chairman of IDBD, DIC and Clal Industries and Investments Ltd. (“CII”), director of companies.
Material positions in past 5 years: Director of various companies affiliated with IDBH (“IDB Group”) in the IDB Group since May 2003; Chairman and CEO of various companies held by Ganden Holdings Ltd (7) (“Ganden” and “Ganden Group”); director, including Chairman of Credit Committee of Bank Hapoalim B.M. (8) from November 1997 until May 2003; and a partner in the law office of Danker-Lusky (9) until 2004.

Avraham Fischer 3 Azrieli Center The Triangular Tower, 44nd Floor Tel-Aviv 67023 Israel	51	Director

Current principal occupation: Executive Vice President of IDBH, Deputy Chairman of IDBD, Co-Chief Executive Officer of CII.
Material positions in past 5 years: Director of various companies in the IDB Group since May 2003; co-managing partner of Fischer, Behar, Chen, Well, Orion & Co. (10) since 1982; Deputy Chairman of Ganden and a director of companies in the Ganden Group.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Shay Livnat (11) 26 Shalva Street Herzlia Pituach 46705 Israel	49	Director

Current principal occupation: President of Zoe Holdings Ltd. (12)
Material positions in past 5 years: Director of various companies in the IDB Group, Taavura group and Avraham Livnat (13) group of companies.

Dori Manor* 17 Kerem Hazeim Street, Savion 56536, Israel	40	Director

Current principal occupation: Chief Executive Officer of companies in the automotive sector of David Lubinski Ltd. (14) (“Lubinski”) group.
Material positions in past 5 years: a director of IDBH, IDBD and DIC since May 2003; director of various companies in the Lubinski group and in family companies.

Ari Bronshtein	38	Director

Current principal occupation: Vice President of DIC.
Material positions in past 5 years: Vice President and head of Economics and Business Development Division of Bezeq Israeli Telecommunications Company (“Bezeq”) (15) from 2004 until 2005 and Director of Finance and Investments at Bezeq from 2000 until 2003.

Arie Ovadia 10 Harav Amiel Street Tel Aviv 62223 Israel	59	Director	Current principal occupation: Director of companies. Material positions in past 5 years: Chairman of the Phoenix Holdings Ltd. (16).
Amos Shapira 10 Hagavish Street Industrial Zone Netanya 42140 Israel	59	Director	Current principal occupation: Chief Executive of Cellcom Israel Ltd. Material positions in past 5 years: Chief Executive officer of El Al Israel Airlines Ltd (17) from 2002 to 2005.
Tida Shamir	47	Director

Current principal occupation: Attorney—Partner of the law firm, Tida Shamir & Co, Law Offices since 1992.
Material positions in past 5 years: Attorney—Partner of the law firm, Tida Shamir & Co, Law Offices since 1992.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Doron Birger	56	President and Chief Executive Officer

Current principal occupation: President and Chief Executive Officer of Elron.
Material positions in past 5 years: President and Chief Executive Officer of Elron, Chairman of Given Imaging Ltd. from August 2002 until June and director of companies held by Elron (“Elron Group”).

Moshe Fourier	60	Vice President and Chief Technology Officer	Current principal occupation: Vice President and Chief Technology Officer of Elron. Material positions in past 5 years: Vice President and Chief Technology Officer of Elron.
Rinat Remler	36	Vice President, Chief Financial Officer	Current principal occupation: Vice President, Chief Financial Officer of Elron. Material positions in past 5 years: Director of Finance of Elron.
Assaf Topaz	37	Vice President	Current principal occupation: Vice President of Elron. Material positions in past 5 years: Director of business development of Elron.
Yair Cohen	53	Vice President

Current principal occupation: Vice President of Elron.
Material positions in past 5 years: Brigadier General of the Special Unit 8200, the central military intelligence unit of the Israeli Defense Forces since 2001, head of elite 8200 military intelligence unit

Zvika Slovin	42	Vice President	Current principal occupation: Vice President of Elron. Material positions in past 5 years: Founder and CEO of Tactile Technologies (Israel) Ltd. (18); Chief Executive Officer of Quantomix Ltd. (19)

*	Dual citizen of Israel and France.

(1)

Clal Tourism, a subsidiary of IDBD, is a private Israeli company that deals in the fields of tourism, travel and investment and management of hotels. Its address is 3 Hamelakha St., Tel-Aviv, 67215, Israel.

(2)

DIC, a subsidiary of IDB Development, is an Israeli company, holding investments in companies located in Israel operating mainly in the fields of advanced technology, industry, real estate, communications and commerce. Its address is 3 Azrieli Center, Triangular Tower,
Tel Aviv 67023, Israel.

(3)

NetVision Ltd., an affiliate of IDBH, is an Israeli public company whose shares are traded on the TASE. Its main field of activity is providing internet services and solutions in Israel and international telephony services. Its address is Omega Centre, Matam Haifa, Israel.

(4)

Cellcom Israel Ltd. is an Israeli public company whose shares are traded on the TASE and NYSE; it is a subsidiary of CII and its main field of activity is providing cellular communications services in Israel. Its address is 10 Hagavish St., A.T., Netanya 42507, Israel.

(5)

Koor Industries Ltd., an affiliate of IDBD, is a public Israeli company whose shares are traded on the TASE; it is one of the largest holding companies in Israel investing in companies active in a variety of activities in Israel. Its address is 3 Azrieli Center, Triangular Tower, Floor 43 Tel Aviv 67023, Israel.

(6)	Nochi Dankner is the brother of Shelly Bergman who holds through a wholly-owned company approximately 4.23% of the outstanding shares of IDBH.

(7)

Ganden is an Israeli company, holding investments mainly in Israeli companies that operate primarily in the fields of aviation, tourism and real estate. Ganden is controlled by Nochi Dankner (who is also the Chairman of IDBH, IDBD, DIC and CII) and his sister Shelly Bergman. Ganden holds, directly and through a wholly-owned subsidiary, approximately 52.04% of the outstanding shares of IDBH. Its address is 3 Azrieli Center, Triangular Tower, Tel Aviv 67023, Israel.

(8)	Bank Hapoalim B.M. is an Israeli commercial bank. Its address is Bank Hapoalim Building, 63 Yehuda Halevy Street, Tel Aviv 65781, Israel.

(9)	Dankner-Lusky is an Israeli law firm that was merged with the Israeli law firm of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. Its address is 2 Weizmann Street, Tel Aviv 64239, Israel.

(10)	Fischer, Behar, Chen, Well, Orion & Co. is an Israeli law firm. Its address is 3 Daniel Frisch, Tel Aviv 64731, Israel.

(11)

Shay Livnat and Zvi Livnat are the sons of Avraham Livnat, who controls Avraham Livnat Ltd. that holds, directly and through a wholly-owned subsidiary approximately 12.36% of the outstanding shares of IDBH.

(12)	Zoe Holdings is a holding company that manages a diverse portfolio of international telecommunications operations and hi-tech companies.

(13)	Avraham Livnat, is the controlling shareholder of Avraham Livnat Ltd. and father of Zvi Livnat, the co-CEO of CII and a director of IDBH, IDBD and CII and Shai Livnat, is a director of IDBD and CII.

(14)	Lubinski is an Israeli company engaged primarily in the import to and marketing in Israel of motor vehicles. Its address is 103 Kahnman Street, Bney Brak 51553, Israel.

(15)

Bezeq is an Israeli public company whose shares are traded on the TASE, its main field of activity is to supply a variety of communications services in the State if Israel. Its address is 132 Menahem Road, Tel Aviv, Israel.

(16)

The Phoenix Holding Ltd. is an Israeli public company whose shares are traded on the TASE, its main fields of activity are general and life insurance. Its address is 53 Hashalom Way, Givatayim 53454, Tel-Aviv, Israel.

(17)

El Al Israel Airlines Ltd. is an Israeli public company whose shares are traded on the TASE, its main field of activity is the aerial transport of cargo and passengers between Israel and abroad. Its address is Ben-Gurion Aiport, Lod 70100, P.O. Box 41, Israel.

(18)

Tactile Technologies (Israel) Ltd. is an Israeli private company, its main field of activity is the development of medical instrumentation. Its address is 10/1 Prof. Menahem Flaut St, Rehovot 76706, Israel.

(19)

Quantomix Ltd. is an Israeli private company, its main field of activity is development which allows imaging of cells in an electronic microscope—biotechnology. Its address is 12 Hamada St, Rehovot 76703, Israel.

Directors and Executive Officers
of
Discount Investment Corporation Ltd.

Unless otherwise indicated, all of DICs directors, executive officers and other senior office holders are citizens of Israel and their address is 3 Azrieli Center, 44th Floor, The Triangular Tower, Tel-Aviv 67023, Israel.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Nochi Danker 3 Azrieli Center The Triangular Tower, 45th Floor Tel-Aviv 67023 Israel	53	Chairman of the Board of Directors

Current principal occupation: Chairman and Chief Executive Officer of IDBH; Chairman of IDBD, DIC and CII; director of companies.
Material positions in past 5 years: Director of various companies in the IDB Group since May 2003; Chairman and Chief Executive Officer of various companies in the Ganden Group; a director, including Chairman of Credit Committee of Bank Hapoalim B.M. from November 1997 until May 2003; and a partner in the law office of Danker-Lusky until 2004.

Avraham Fischer 3 Azrieli Center The Triangular Tower, 45th Floor Tel-Aviv 67023 Israel	51	Director

Current principal occupation: Executive Vice President of IDBH, Deputy Chairman of IDB Development, Co-Chief Executive Officer of CII.
Material positions in past 5 years: Director of various companies in the IDB Group since May 2003; co-managing partner of Fischer, Behar, Chen, Well, Orion & Co. since 1982; Deputy Chairman of Ganden and a director of affiliates of Ganden.

Zvi Livnat (20)	54	Director

Current principal occupation: Executive Vice President of IDBH; Co-Chief Executive Officer of CII. Deputy- Chairman of IDBD.
Material positions in past 5 years: Director of companies in the IDB group, Taavura group and Avraham Livnat group. Vice President—Commerce of Taavura from 1979 until June 2003.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Isaak Manor* (21) 26 Hagderot Street, Savion 56526, Israel	66	Director

Current principal occupation: Chairman of companies in the automotive sector of the Lubinski Group.
Material positions in past 5 years: Deputy chairman of IDBH and a director of IDBD and various companies in the IDB Group since May 2003; a director of Union Bank of Israel Ltd. (22); a director of various companies in the Lubinski group and in family companies.

Dori Manor 17 Kerem Hazeim Street, Savion 56536, Israel	40	Director

Current principal occupation: CEO of companies in the automotive sector of the Lubinski group.
Material positions in past 5 years: Director of IDBH, IDBD and DIC since May 2003; a director of Elron since August 2003; and a director of various companies in the Lubinski group and in family companies.

Zehava Dankner 64 Pinkas Street, Tel Aviv 62157, Israel	75	Director	Current principal occupation: Director of companies. Material positions in past 5 years: Member of the executive committee of Beautiful Israel Council; Director of companies in the IDB group.
Eliahu Cohen	75	Director

Current principal occupation: Director and Chief Executive Officer of IDBD.
Material positions in past 5 years: CEO of IDBH from February 2003 until December 2003; a director of IDBH, IDBD, Property and Building Corporation Ltd. (“PBC”) (23) and DIC; Chairman of CIEH; Chairman of Clal Medical Insurance and of affiliates of CIEH.

Gideon Lahav 124 Ehad Haam Street, Tel Aviv 65208	78	Director

Current principal occupation: Director of companies
Material positions in past 5 years: Director of Cellcom Israel Ltd. from 2002 until 2004 and in 2005; director of Koor Industries Ltd, Paz Oil Company Ltd. (24) and the First Bank of Israel Ltd. (25)

Moshe Arad 14 Shay Agnon Street, Tel Aviv 65208, Israel	73	External Director

Current principal occupation: Director of companies.
Material positions in past 5 years: Vice President of Hebrew University of Jerusalem, director and member of audit committee of Elbit Systems Ltd. (26)

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Adiel Rosenfeld 42 Ha’Alon Street, Timrat 23840, Israel	53	Director

Current principal occupation: Representative in Israel of the Aktiva Group; (27) President of the Haifa University Friends Association.
Material positions in past 5 years: A director of various companies in the IDB Group since 2004; a member of the board of governors of the Haifa University.

Gideon Dover 11 Hamaalot Street, Herzliya B 46583, Israel	63	External Director

Current principal occupation: Chief Executive Officer of Dover Medical Device and Science Ltd. (28)
Material positions in past 5 years: Director of I. B. T. International Business Technology Ltd. (29) and Quantum Technologies Ltd. (30)

Prof. Niv Ahituv Tel Aviv University Building Tel Aviv University 69978, Israel	63	External Director	Current principal occupation: Professor of the Business Faculty of Tel Aviv University. Material positions in past 5 years: Director of Companies.
Jacob Schimmel 17 High Field Gardens London W11 9HD United Kingdom	45	Director	Current principal occupation: Director of UKI Investments. (31) Material positions in past 5 years: Director of various companies in the IDB Group.
Refael Bisker	56	Director	Current principal occupation: Chairman of PBC, Co-Chairman of Shufersal Ltd. Material positions in past 5 years: Director of various companies in the IDB Group.
Shaul Ben Zeev Taavura Junction, Ramle, 72102, Israel	51	Director

Current principal occupation: Chief Executive Officer of Avraham Livnat Ltd. and Director of Business Development of Taavura Holdings Ltd. (32)
Material positions in past 5 years: Director of various companies in the IDB Group since 2003 as well as other companies.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Ami Erel 3 Azrieli Center The Triangular Tower, 44nd Floor Tel-Aviv 67023 Israel	61	President & Chief Executive Officer

Current principal occupation: President & Chief Executive Officer of DIC, Chairman of NetVision Ltd., Cellcom Israel Ltd. and Koor Industries Ltd.
Material positions in past 5 years: Chairman of Elron from November 1999 to January 2007. Chief Executive Officer of Elron from November 1999 to December 2001. Chief Executive Officer of NetVision Ltd. from March until September 2007, director of various companies in the DIC Group.

Oren Lieder	59	Senior Vice President & Chief Financial Officer

Current principal occupation: Senior Vice President & Chief Financial Officer of DIC.
Material positions in past 5 years: Vice President & Chief Financial Officer of DIC. Director of various companies in the DIC Group.

Raanan Cohen	40	Vice President

Current principal occupation: Vice President & Chief Financial Officer of DIC. Chief Executive Officer of Koor Industries Ltd.
Material positions in past 5 years: Chief Executive Officer of Scailex Corporation Ltd. (33) from 2004 until 2006 and director of various companies in the DIC Group.

Michel Dahan	50	Vice President & Comptroller	Current principal occupation: Vice President & Comptroller of DIC. Material positions in past 5 years: Vice President & Comptroller.
Ari Bronshtein	38	Vice President

Current principal occupation: Vice President of DIC.
Material positions in past 5 years: Vice President and head of Economics and Business Development Division of Bezeq from 2004 until 2005 and Director of Finance and Investments at Bezeq from 2000 until 2003.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Itzhak Ravid 32 A Habarzel Street Tel Aviv 69710	53	Internal Auditor

Current principal occupation: Senior Partner of Raveh, Ravid and Co., Accountants.
Material positions in past 5 years: Senior Partner of Raveh, Ravid and Co., accountants since 1988. Internal controller of Hamlet (Israel—Canada) Ltd. and the Israeli Institute for Democracy; director of various companies.

*	Dual citizen of Israel and France.

(20)	See footnote 11.

(21)

Isaac Manor is the husband of Ruth Manor, who is the controlling shareholder of Manor Holdings B.A. Ltd. (that holds directly and through a majority-owned subsidiary 12.35% of the outstanding shares of IDBH) and they are the parents of Dori Manor.

(22)	Union Bank of Israel Ltd. is an Israeli commercial bank. Its address is 6 Ahuzat Bait Street, Tel Aviv 65143, Israel.

(23)	PBC is an Israeli real-estate company operating in the fields of revenue-generating assets, residential construction and infrastructures. Its address is 14 Beit Hashoeva Lane, Tel Aviv 65814, Israel.

(24)

Paz Oil Company Ltd. is an Israeli public company whose shares are traded on the TASE, its main fields of activity are fueling and trade, direct marketing and refinement. Its address is
12 Giborey Israel St., Netanya 42504, Israel.

(25)	First Bank of Israel Ltd. is an Israeli commercial bank. Its address is 9 Ehad Ha’am St, Shalom Tower, Tel-Aviv 65251, Israel.

(26)

Elbit Systems Ltd. is an Israeli public company whose shares are traded on the TASE and Nasdaq, its main fields of activity is the development and manufacturing of weapons systems and electronics for the military field. Its address is Science Industries Center, Haifa 31053, Israel.

(27)

The Aktiva Group is an international organization engaged, through its group companies, primarily in financial investments and services. Its principal offices’ address is Aktiva Holdings BV, Strawinskylaan 1001, Amsterdam, The Netherlands 1077XX.

(28)

Dover Medical Device and Science Ltd. is an Israeli private company, its main field of activity is import and marketing of medical and science equipment. Its address is 11 Hama’alot St., Herziliya 46583, Israel.

(29)	I. B. T. International Business Technology Ltd. is a private Israeli company, its main fields of activity are engineering and development. Its address is 10 Karlibach St., Tel-Aviv 67132, Israel.

(30)	Quantum Technologies Ltd. is an Israeli private company, its main field of activity is the import and marketing of medical equipment. Its address is 11 Hama’a lot St., Herziliya 46583, Israel.

(31)

The UKI Investment Group is an international investment group based in London, U.K., and is engaged primarily in holding investments mainly in companies that operate in the field of real estate. Its address is 54-56 Euston Street, London NW1 2ES, United Kingdom.

(32)

Taavura Holdings Ltd. is an Israeli company, engaged in road haulage and logistics and holds investments in Israeli companies that operate in various commercial and industrial activities. Its address is P.O.B. 320, Industrial Zone, Ramle 72102, Israel.

(33)

Scailex Corporation Ltd. is an Israeli public company whose shares are traded on the TASE and OTCBB, its main fields of activity is the management of its financial assets, locating business opportunities and holding the shares of Oil Refineries Ltd. Its address is 3 Azrieli Center, Triangular Tower, Floor 43 Tel Aviv 67023, Israel.

Directors and Executive Officers
of
IDB Development Corporation Ltd. (“IDBD”)

Unless otherwise indicated, all of IDBD directors, executive officers and other senior office holders are citizens of Israel and their address is 3 Azrieli Center, 45th Floor, The Triangular Tower, Tel-Aviv 67023, Israel.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Nochi Danker	53	Chairman of the Board of Directors

Current principal occupation: Chairman and Chief Executive Officer of IDBH; Chairman of IDBD, DIC and CII; director of companies.
Material positions in past 5 years: Director of various companies in the IDB Group since May 2003; Chairman and Chief Executive Officer of various companies in the Ganden Group; a director, including Chairman of Credit Committee of Bank Hapoalim B.M. from November 1997 until May 2003; and a partner in the law office of Danker-Lusky. until 2004.

Irit Izakson 15 Great Matityahou Cohen Street, Tel-Aviv 62268, Israel	56	Director	Current principal occupation: Director of companies. Material positions in past 5 years: Director of companies.
Refael Bisker	56	Director	Current principal occupation: Chairman of PBC, Co-Chairman of Shufersal Ltd. Material positions in past 5 years: Director of various companies in the IDB Group.
Avraham Ben Joseph 87 Haim Levanon Street, Tel Aviv 69345, Israel	80	Director	Current principal occupation: Director of companies. Material positions in past 5 years: Director of companies.
Zehava Dankner 64 Pinkas Street, Tel Aviv 62157, Israel	75	Director	Current principal occupation: Director of companies. Material positions in past 5 years: Member of the executive committee of Beautiful Israel Council; Director of companies in the IDB Group.
Eliahu Cohen	75	Director & Chief Executive Officer

Current principal occupation: CEO of IDBD.
Material positions in past 5 years: Chief Executive Officer of IDBH from February 2003 until December 2003; a director of IDBH, IDBD, PBC and DIC; Chairman of CIEH; Chairman of Clal Medical Insurance and of affiliates of CIEH.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Zvi Livnat	54	Deputy-Chairman of the Board of Directors

Current principal occupation: Executive Vice President of IDBH; Deputy- Chairman of IDBD and Co-Chief Executive Officer of CII.
Material positions in past 5 years: Director of companies in the IDB group, Taavura group and Avraham Livnat group. Vice President—Commerce of Taavura from 1979 until June 2003.

Shay Livnat 26 Shalva Street Herzlia Pituach 46705 Israel	49	Director

Current principal occupation: President and founder of Zoe Holdings Ltd.
Material positions in past 5 years: Director of various companies in the IDB Group, Taavura group and Avraham Livnat group of companies.

Amos Malka 18 Nahal Soreq Street, Modi’in 71700, Israel	55	External Director

Current principal occupation: Chairman of Plasan Sasa Ltd., manufacture of amoured solutions.
Material positions in past 5 years: Chairman of Albar Mimunit Services Ltd. (34) from 2005 until 2007. Chief Executive Officer of the Elul Group Ltd. (35) from 2002 until 2006.

Dori Manor* 17 Kerem Hazeim Street, Savion 56536, Israel.	40	Director

Current principal occupation: Chief Executive Officer of companies in the automotive sector of the Lubinski group.
Material positions in past 5 years: Director of IDBH, IDBD and DIC since May 2003; director of various companies in the Lubinski group and in family companies.

Isaak Manor* 26 Hagderot Street, Savion 56526, Israel	66	Director

Current principal occupation: Chairman of companies in the automotive sector of the Lubinski group.
Material positions in past 5 years: Deputy chairman of IDBH and a director of IDBD and various companies in the IDB Group since May 2003; a director of Union Bank of Israel Ltd.; a director of various companies in the Lubinski group and in family companies.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Professor Yoram Margalioth, 16 Ha’efroni Street, Raanana 43724,	45	External Director

Current principal occupation: Senior lecturer (expert on tax laws) at the Faculty of Law in the Tel Aviv University.
Material positions in past 5 years: Advisor to the World bank in 2003. Vice President of the International Tax Program at Harvard University from 2002 to 2003.

Avraham Fischer	51	Deputy Chairman of the Board of Directors

Current principal occupation: Executive Vice President of IDBH, Deputy Chairman of IDBD, Co-Chief Executive Officer of ClI.
Material positions in past 5 years: Director of various companies in the IDB Group since May 2003; co-managing partner of Fischer, Behar, Chen, Well, Orion & Co. since 1982; Deputy Chairman of Ganden and a director of companies in the Ganden Group.

Jacob Schimmel 17 High Field Gardens, London W11 9HD, United Kingdom	45	Director	Current principal occupation: Director of UKI Investments. Material positions in past 5 years: Director of various companies in the IDB Group.
Lior Hannes	44	Senior Executive Vice President

Current principal occupation: Senior Executive Vice President of IDBD, Chief Executive Officer of IDB Investments (UK) Ltd.
Material positions in past 5 years: Director of IDBH and CIEH and various other companies in the IDB Group and Ganden Group since 2003. Chairman of Clal Tourism until January 2007.

Ari Raved		Vice President	Current principal occupation: Vice President of IDBD. Material positions in past 5 years: Vice President of IDBD; managerial positions at Bank Leumi Le-Israel Ltd.
Haim Gavrieli	37	Executive Vice President

Current principal occupation: Vice President of IDBD.
Material positions in past 5 years: Personal assistant to Chairman of the Board of Directors until 2005. Assistant to the Chairman of Ganden until 2003. Director of various other companies in the IDB Group and Ganden group of companies since 2003.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Dr. Eyal Sogelnik	45	Executive Vice President & Chief Financial Officer

Current principal occupation: Executive Vice President & Chief Financial Officer of IDBD; Chief Financial Officer of IDBH.
Material positions in past 5 years: Director of corporations division of Israeli Securities Authority until 2005. Chief Accountant of the Israeli Securities Authority until 2003.

Haim Tabouch	38	Vice President & Comptroller

Current principal occupation: Vice President & Comptroller of IDBD; Comptroller of IDBH.
Material positions in past 5 years: Vice President & Comptroller, Director of Clal Tourism from 2007; Auditor at Somekh Chaiken until 2003.

Inbal Zion	38	Vice President and Corporate Secretary

Current principal occupation: Vice President and Corporate Secretary of IDBD; Corporate Secretary of IDBH.
Material positions in past 5 years: Attorney and partner of Raved, Magrisso, Benkel & Co., law firm until March 2005.

Ilan Amit	65	Internal Auditor	Current principal occupation: Internal Auditor of IDBD and IDBH.
			Material positions in past 5 years: Internal Auditor of companies in the IDBD Group.

*	Dual citizen of Israel and France.

(34)

Albar Mimunit Services Ltd. is an Israeli private company, its main fields of activity are financing activities, leasing and management of a fleet of cars. Its address is 64 Mivza Kadesh St., Bnei Brak 51200, Israel.

(35)

Elul Group Ltd. is an Israeli private company, its main field of activity is providing comprehensive services of business development, marketing, sales, consulting, outsourcing management, technical and engineering after-sales support, program management and ILS—Integrated Logistic Services. Its address is 35 Shaul Hamelkh Ave., Beit America, Tel-Aviv 64927, Israel.

Directors and Executive Officers
of
IDB Holding Corporation Ltd. (“IDBH”)

Unless otherwise indicated, all of IDBH’s directors, executive officers and other senior office holders are citizens of Israel and their address is 3 Azrieli Center, 45th Floor, The Triangular Tower, Tel-Aviv 67023, Israel.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Nochi Danker	53	Chairman of the Board of Directors & Chief Executive Officer

Current principal occupation: Chairman and Chief Executive Officer of IDBH; Chairman of IDBD, DIC and CII; director of companies
Material positions in past 5 years: Director of various companies in the IDB Group since May 2003; Chairman and CEO of various companies in the Ganden Group; a director, including Chairman of Credit Committee of Bank Hapoalim B.M. from November 1997 until May 2003; and a partner in the law office of Danker-Lusky. until 2004.

Refael Bisker	56	Director	Current principal occupation: Chairman of PBC; Co-Chairman of Shufersal Ltd. Material positions in past 5 years: Director of various companies in the IDB Group.
Shaul Ben Zeev Taavura Junction, Ramle 72102, Israel	61	Director	Current principal occupation: Chief Executive Officer of Avraham Livnat Ltd. Material positions in past 5 years: Director of various companies in the IDB Group since 2003 as well as other companies.
Zehava Dankner 64 Pinkas Street, Tel Aviv 62157, Israel	75	Director	Current principal occupation: Director of companies. Material positions in past 5 years: Member of the executive committee of Beautiful Israel Council; Director of companies in the IDB group.
Zvi Dvoresky 12 Harofeh Street Ahuza, Haifa 34366	72	External Director	Current principal occupation: Chief Executive Officer of Beit Kranot Trust Ltd. (37) Material positions in past 5 years: Chief Executive Officer of Beit Kranot Trust Ltd.
Lior Hannes	44	Director	Current principal occupation: Senior Executive Vice President of IDBD; Chief Executive Officer of IDB Investments (UK) Ltd.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
			Material positions in past 5 years: Director of IDBH and CIEH and various other companies in the IDB Group and Ganden Group since 2003. Chairman of Clal Tourism until January 2007.
Eliahu Cohen	75	Director

Current principal occupation: Director and Chief Executive Officer of IDBD.
Material positions in past 5 years: Chief Executive Officer of IDBH from February 2003 until December 2003; a director of IDBH, IDBD, PBC and DIC; Chairman of CIEH until March 2008; Chairman of Clal Medical Insurance and of affiliates of CIEH.

Zvi Livnat	54	Director & Executive Vice President

Current principal occupation: Director & Executive Vice President of IDBH; Deputy-Chairman of IDBD and Co-Chief Executive Officer of CII.
Material positions in past 5 years: Director of companies in the IDB group, Taavura group and Avraham Livnat group. Vice President—Commerce of Taavura from 1979 until June 2003.

Shmuel Lahman 9A Kehillat Gitomer, Tel Aviv, 69405	64	External Director	Current principal occupation: Information Technology consultant. Material positions in past 5 years: Director of companies
Dori Manor* 17 Kerem Hazeim Street, Savion 56536, Israel	40	Director

Current principal occupation: CEO of companies in the automotive sector of the Lubinski group.
Material positions in past 5 years: a director of IDBH, IDBD and DIC since May 2003; director of various companies in the Lubinski group and in family companies.

Isaak Manor 26 Hagderot Street, Savion 56526, Israel	66	Director

Current principal occupation: Chairman of companies in the automotive sector of the Lubinski group.
Material positions in past 5 years: Deputy Chairman of IDBH and a director of IDBD and various companies in the IDB group since May 2003; a director of Union Bank of Israel Ltd.; a director of various companies in the Lubinski group and in family companies.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Arie Mientkavich	65	Vice Chairman

Current principal occupation: Chairman of Elron, Deputy Chairman of Gazit Globe Ltd. and Chairman of Gazit Globe Israel (Development) Ltd., a real estate investment group.
Material positions in past 5 years: Deputy Chairman of IDBH since May 2006 and Chairman of Clal Tourism since January 2007. Chairman of Israel Discount Bank Ltd. and several subsidiaries from 1997 to 2006.

Meir Rosen 8 Openheimer Street, Ramat Aviv, Tel Aviv Israel	77	Director	Current principal occupation: Attorney. Material positions in past 5 years: Attorney.
Jacob Schimmel 17 High field gardens, London W11 9HD, United Kingdom	45	Director	Current principal occupation: Director of UKI Investments. Material positions in past 5 years: director of various companies in the IDB Group.
Avraham Fischer	51	Executive Vice President

Current principal occupation: Executive Vice President of IDBH, Deputy Chairman of IDBD, Co-Chief Executive Officer of CII.
Material positions in past 5 years: Director of various companies in the IDB group since May 2003; co-managing partner of Fischer, Behar, Chen, Well, Orion & Co. since 1982; deputy chairman of Ganden and a director of companies in the Ganden Group.

Dr. Eyal Sogelnik	45	Chief Financial Officer

Current principal occupation: Chief Financial Officer of IDBH; Vice President & Chief Financial Officer of IDBD.
Material positions in past 5 years: Director of corporations division of Israeli Securities Authority until 2005. Chief Accountant of the Israeli Securities Authority until 2003.

Haim Tabouch	38	Comptroller

Current principal occupation: Comptroller of IDBH & Comptroller of IDBD.
Material positions in past 5 years: Vice President & Comptroller, Director of Clal Tourism Ltd. from 2007; Auditor at Somekh Chaiken until 2003.

Name & Address	Age	Position	Current Principal Occupation & Material Positions in Past 5 Years
Ilan Amit	65	Internal Auditor	Current principal occupation: Internal Auditor of IDBH and IDBD. Material positions in past 5 years: Internal Auditor of companies in the IDB Group.

*	Dual citizen of Israel and France.

(37)	Beit Kranot Trust Ltd. is an Israeli private company, whose main field of activity is investments. Its address is 16 Herzl St., Haifa 33121, Israel.

B. ELRON’S CONTROLLING SHAREHOLDERS

DIC and IDBH

DIC, an indirect majority owned subsidiary of IDBH owns 48.6% of Elron and has the ability, in effect, to elect the members of Elron’s board of directors and to significantly influence its business. Both DIC and IDBH are Israeli companies. DIC holds investments in various entities, operating primarily in the fields of communications, technologies, industries and commerce. IDBH is a holding company that, through DIC, holds investments in various entities, operating primarily in the fields of insurance, real estate, high-tech, electronics, communications, industries and commerce.

Each of DIC’s and IDBH’s respective shares are listed on the TASE.

The principal address of DIC and IDBH is 3 Azrieli Center, Triangular Tower, Tel Aviv 67023, Israel.

C. CONTROLLING PERSONS

IDBH is controlled as follows: (i) Ganden Holdings Ltd. (“Ganden”), a private Israeli company controlled by Nochi Dankner (who is also a director of Elron and the chairman of IDBH and DIC) and his sister Shelly Bergman. Ganden holds, directly and through a wholly-owned subsidiary, approximately 52.04% of the outstanding shares of IDBH; (ii) Shelly Bergman, who holds through a wholly-owned company approximately 4.23% of the outstanding shares of IDBH; (iii) Avraham Livnat Ltd. (“Livnat”), a private Israeli company controlled by Avraham Livnat (whose son, Zvi Livnat, is a director of IDBH and DIC and whose son, Shay Livnat, is a director of Elron). Livnat holds, directly and through a wholly-owned subsidiary approximately 12.36% of the outstanding shares of IDBH and (iv) Manor Holdings B.A. Ltd. (“Manor”), a private company controlled by Ruth Manor (whose husband, Isaac Manor, is the deputy chairman of IDBH and a director of DIC, and their son, Dori Manor, is a director of IDBH, DIC and Elron). Manor holds directly and through a majority-owned subsidiary 12.35% of the outstanding shares of IDBH.

Subsidiaries of Ganden, Livnat and Manor have entered into a shareholders agreement with respect to approximately 31.02%, 10.34% and 10.34%, respectively, of the outstanding shares of IDBH owned by them, constituting in the aggregate approximately 51.7% of the equity and voting power of IDBH for the purpose of maintaining and exercising control of IDBH as a group. The term of the shareholders agreement expires in May 2023. Their additional holdings in IDBH are not subject to the shareholders agreement.

The U.S. Depositary for the offer is:

AMERICAN STOCK TRANSFER
& TRUST COMPANY

By Hand/Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Facsimile (to Eligible Institutions only) 718-234-5001 Confirm by Telephone: Toll-free (877) 248-6417 (718) 921-8317	By Mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

The Israeli Depositary for the offer is:

Clal Finance Batucha Investment Management Ltd.

By Hand/Overnight Courier/Mail: Clal Finance Batucha Investment Management Ltd. Rubinstein House 37 Menachem Begin Road Tel Aviv 65220, Israel Attn: Avi Avivi	By Facsimile Transmission: +972-3-565-3533 Confirm by Telephone: +972-3-565-3529/30

The Information Agent for the offer is:

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
call collect 212-929-5500
or
toll free 800-322-2885
Email: proxy@mackenziepartners.com

Our Israeli legal counsel is:

GROSS, KLEINHENDLER, HODAK, HALEVY, GREENBERG & CO.
LAW OFFICES
One Azrieli Center
Round Building
Tel Aviv 67021, Israel
Tel: +972-3-607-4444
Fax: +972-3-607-4411
Attn: Eytan Greenberg, Adv.
Dr. Shachar Hadar, Adv.